Exhibit 10.5

CONFIDENTIAL:  Annex A - Parts 2 and 3, Annexes B, C and D, and Annex E — Parts 1 and 2, and Schedule 1-Parts A and B, Schedules 2 and 3, Schedule 4 — Parts A and B, and Schedules 5 and 6 of this Lease Agreement are subject to Restrictions on Dissemination set forth in § 8 of the Participation Agreement

LEASE AGREEMENT N491HA

dated as of June 28, 2011

between

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly
 provided herein, but solely as Owner Trustee,

Lessor

and

HAWAIIAN AIRLINES, INC.,

Lessee

One Boeing Model 717-200 Aircraft bearing United States Registration Number N912ME (to be N491HA) Manufacturer’s Serial Number 55175, and including Two Rolls-Royce Deutschland Ltd & Co KG Model BR715 A1-30 Engines bearing Manufacturer’s Serial Numbers 13454 and 13411

This Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor’s right, title, and interest in and to this Lease Agreement may be perfected by possession except as provided in § 17.5 hereof.

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Confidential

CONTENTS

1.	DEFINITIONS AND CONSTRUCTION	1

2.	DELIVERY AND ACCEPTANCE; REGISTRATION OF INTERNATIONAL INTERESTS	1

2.1	Delivery and Lease of Aircraft	1
2.2	Acceptance by Lessee	1

3.	TERM AND RENT	2

3.1	Term	2
3.2	Rent	2
3.3	Payments	3

4.	DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS	4

4.1	Disclaimer of Warranties	4
4.2	Warranty Rights	5
4.3	Quiet Enjoyment	6
4.4	Investment of Funds Held as Security	6
4.5	Title Transfers by Lessor	7
4.6	Lease For U.S. Federal Income Tax Law Purposes; Section 1110 of Bankruptcy Code	8

5.	DELIVERY AND RETURN OF AIRCRAFT	9

5.1	Compliance with Annex B	9
5.2	Delivery	9
5.3	Storage and Related Matters	9
5.4	Return of Other Engines	10
5.5	Failure to Return Aircraft	10

6.	LIENS	11

7.	REGISTRATION; OPERATION; POSSESSION AND SUBLEASING	13

7.1	Registration and Operation	13
7.2	Possession	14
7.3	Certain Limitations on Subleasing or Other Relinquishment of Possession	22

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i

7.4	Security Assignment of Subleases	23
7.5	Lessor’s Interest in Certain Engines	23

8.	MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; OTHER LESSEE COVENANTS	24

8.1	Maintenance; Replacement and Pooling of Parts; Alterations, Modifications, and Additions	24
8.2	Information, Certificates, Notices, and Reports	24
8.3	Lessee Undertakings in Other Documents	27

9.	LOSS, DESTRUCTION, REQUISITION, ETC.	27

9.1	Event of Loss to the Aircraft	27
9.2	Event of Loss to an Engine; Engine Exchanges	30
9.3	Conditions to any Replacement	31
9.4	Conveyance to Lessee	35
9.5	Application of Payments	35
9.6	Requisition of Aircraft for Use	36
9.7	Requisition of an Engine for Use	37
9.8	Application of Requisition Payments	37
9.9	Application of Payments During Default	37

10.	INSURANCE	38

10.1	Lessee’s Obligation to Insure	38
10.2	Insurance for Own Account	38
10.3	Indemnification by Government in Lieu of Insurance	38
10.4	Application of Insurance Proceeds	39
10.5	Application of Payments During Special Default	39
10.6	Lessor’s Right to Maintain Insurance	40

11.	INSPECTION	40

12.	ASSIGNMENT; SUCCESSOR LESSOR	41

12.1	In General	41
12.2	Successor Lessor	42

13.	LEASE EVENTS OF DEFAULT	42

13.1	Payments	42
13.2	Insurance	43
13.3	Corporate Existence and Commercial Airlines Operations	43
13.4	Certain Covenants	43

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13.5	Other Covenants	44
13.6	Representations and Warranties	44
13.7	Bankruptcy and Insolvency	44
13.8	Other Obligations	45
13.9	Judgments	45

14.	REMEDIES AND WAIVERS	46

14.1	Remedies	46
14.2	Limitations Under CRAF	49
14.3	Right to Perform for Lessee	50
14.4	Determination of Fair Market Rental Value and Fair Market Sales Value	50
14.5	Lessor Appointed Attorney-in-Fact	51
14.6	Remedies Cumulative	51

15.	LESSEE’S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.	52

16.	ADDITIONAL RIGHTS AND OBLIGATIONS	53

17.	MISCELLANEOUS	54

17.1	Amendments	54
17.2	Severability	54
17.3	Third-Party Beneficiary	54
17.4	Reproduction of Documents	55
17.5	Counterparts	55
17.6	Notices	55
17.7	Governing Law; Jurisdiction and Venue; No Jury Trial	55
17.8	No Waiver	57
17.9	Survival	57
17.10	Further Assurances	58
17.11	Entire Agreement	58

EXHIBITS, SCHEDULES AND ANNEXES

EXHIBIT A	Lease Supplement

EXHIBIT B	Aircraft Description
EXHIBIT C	Form of Return Acceptance Supplement

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SCHEDULE 1- Part A	Certain Terms
- Part B	Additional Terms
SCHEDULE 2	Basic Rent
SCHEDULE 3	Stipulated Loss Values
SCHEDULE 4 -	[RESERVED]
SCHEDULE 5	Notional Debt Amortization
SCHEDULE 6	Permitted Countries
SCHEDULE 7	Placards
SCHEDULE 8	Pool of B717-200 Aircraft

ANNEX A - Part 1	Definitions
- Part 2	Additional Definitions
- Part 3	Other Definitions
ANNEX B - Part 1	Delivery Conditions
- Part 2	Return Conditions
ANNEX C	Maintenance
ANNEX D	Insurance
ANNEX E - Part 1	Certain Rights and Obligations
- Part 2	Additional Rights and Obligations

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LEASE AGREEMENT N491HA

This Lease Agreement N491HA (this “Lease”) is entered into as of June 28, 2011, between (1) Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee (“Lessor”), and (2) Hawaiian Airlines, Inc. (“Lessee”), a Delaware corporation.

Lessor and Lessee agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Lease.  Annex A also contains rules of usage that control construction in this Lease. The parties agree that this Lease shall constitute a “finance lease” (as defined by UCC § 2A-103(g)) for purposes of UCC Article 2A.

2.                                      DELIVERY AND ACCEPTANCE; REGISTRATION OF INTERNATIONAL INTERESTS

2.1                                                                               Delivery and Lease of Aircraft

Lessor hereby leases the Aircraft to Lessee for the Term, and Lessee hereby leases the Aircraft from Lessor for the Term.

2.2                                                                               Acceptance by Lessee

On the Delivery Date, Lessee shall execute and deliver Lease Supplement No. 1 upon Lessee’s due and irrevocable acceptance of delivery of the Aircraft for all purposes of this Lease and the other Operative Agreements.

2.3                                                                               Registration of International Interests

Lessee and Lessor intend that the lease of the Airframe and each Engine by Lessor to Lessee shall create International Interests vested in, and in favor of, Lessor, and accordingly, Lessor and Lessee shall cause the CTC Registrations to be effected on the International Registry, and Lessee hereby

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consents to the CTC Registrations and agrees that Lessor shall be entitled to all of the benefits provided for under the CTC with respect such International Interests.

3.                                      TERM AND RENT

3.1                                                                               Term

The Aircraft shall be leased hereunder for the Term, unless this Lease or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Lease.

3.2                                                                               Rent

3.2.1                                                                     Basic Rent

During the Base Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent in the amount specified on Schedule 2 for such Payment Date.

3.2.2                                                                     Supplemental Rent

Lessee shall pay to Lessor, or to whomever is entitled to it, any and all Supplemental Rent (including any Make-Whole Amount that is Supplemental Rent) when and as it becomes due and owing.  Lessee will also pay to Lessor, or to whomever is entitled to it, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Past-Due Rate on any part of any amount of Rent (including Supplemental Rent) not paid by 2:00 p.m., New York time, on the date when due (so long as, in the case of any Person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to (but excluding) the date of payment in full.

3.2.3                                                                     Security Deposit

(a)                                 On or before the date that is 15 Business Days after the date hereof, Lessee shall pay to Lessor the first installment of a security deposit (“First Installment”) in the amount set forth on Schedule 1- Part A hereto, and on or before the Delivery Date, Lessee shall pay to Lessor a second installment of a security deposit (“Second Installment” and, together with the First Installment, the “Security Deposit”) in the amount set forth on Schedule 1-Part

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A hereto.  The Security Deposit will be held by Lessor for the entire remaining Term of this Lease and may be commingled with other amounts of Lessor.

(b)                                 The Security Deposit shall be held by Lessor as security for the due and punctual payment by Lessee of all amounts payable by it, and the due and punctual observance and performance by Lessee of all of its obligations, hereunder and under each other Operative Agreement.  Lessee hereby assigns, transfers and pledges to Lessor, and hereby grants to Lessor, a first-priority security interest in, the Security Deposit to secure such payment, observance and performance.  Any interest earned on the Security Deposit shall be solely for the account of Lessor.  If an Event of Default shall occur and be continuing, then in addition to any other rights Lessor may have under applicable Law as a lessor, secured party or otherwise, or under this Lease or any other Operative Agreement, Lessor may set off against, use, apply or retain all or any portion of the Security Deposit in full or partial payment for amounts payable by Lessee under this Lease or any other Operative Agreement or for amounts necessary to compensate Lessor and the Indemnitees for their Expenses arising in connection with such Event of Default.  Any such use or application shall not, however, be deemed a cure by Lessee, or waiver by Lessor, of any Event of Default, unless so agreed by Lessor in writing.

(c)                                  So long as no Default or Event of Default shall have occurred and be continuing, that portion, if any, of the Security Deposit that has not previously been used or applied, or set off against, as provided for in this Lease, shall be returned to Lessee by wire transfer of immediately available Dollars to an account of Lessee located in the United States of America, specified in writing by Lessee to Lessor at least 10 Business Days prior to the date of such transfer, (A) on or before the date that is 15 Business Days after and excluding the date upon which the Aircraft is returned to Lessor in the condition, and in the manner, required under Annex B to this Lease and otherwise in accordance with the terms of this Lease, or (B) if an Event of Loss shall have occurred, and Lessee shall have elected, or shall be deemed to have elected, the option set forth in Section 9.1.2 hereof, then on or before the date that is 15 Business Days after and excluding the date upon which Lessor has been paid all amounts required to be paid under, and as provided in, Section 9.1.2(a) hereof.

3.3                                                                               Payments

(a)                                 Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 2:00 p.m., New York City time, on

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the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement (or to such other account in the United States as Lessor specifies to Lessee in writing at least 10 Business Days before such payment of Rent is due), or, in the case of any payment of Supplemental Rent expressly payable to a Person other than Lessor, to the Person that shall be entitled thereto, to such account in the United States as such Person specifies from time to time to Lessee at least 10 Business Days before such payment of Rent is due.

(b)                                 Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

(c)                                  Except as expressly set forth herein, all computations of interest under this Lease shall be made on the basis of a year of 365/366 days and actual days elapsed.

(d)                                 The percentages set forth in Schedule 3 with respect to Stipulated Loss Value Dates have been computed on the assumption that the Basic Rent payable on the Payment Date corresponding to any such Stipulated Loss Value Date has not been paid to Lessor.

4.                                      DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

4.1                                                                               Disclaimer of Warranties

Lessor leases and Lessee takes the Aircraft “as-is, where-is.” Lessee acknowledges and agrees that, as between Lessee and each of Lessor and Owner Participant, (a) the Airframe and each Engine are of a size, design, capacity, and manufacture selected by and acceptable to Lessee, (b) Lessee is satisfied that the Airframe and each Engine are suitable for their respective purposes, and (c) Lessor does not make, has not made, and shall not be deemed to have made, and will be deemed to have expressly disclaimed, and Lessee hereby waives, releases, and renounces, any warranty, representation, guaranty, liability, and obligation of Lessor, and any right, claim and remedy of Lessee against Lessor, express or implied, arising by operation of law, course of performance, course of dealing, usage of trade, or otherwise, as to:

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(1)                                 the title, airworthiness, value, condition, design, operation, or any implied warranty of merchantability or fitness for use or for any particular purpose of the Airframe, any Engine, any Part, any data, or any other thing delivered, sold, or transferred hereunder,

(2)                                 the quality of the material or workmanship with respect to the Airframe, any Engine, any Part, any data, or any other thing delivered, sold, or transferred hereunder,

(3)                                 the absence of latent or any other defect or nonconformance in the Airframe, any Engine, any Part, any data, or any other thing delivered, sold, or transferred hereunder, whether or not discoverable, or

(4)                                 the absence of any actual or alleged infringement of any patent, trademark, or copyright, or the like.

Lessee further waives, disclaims, releases, and renounces any liability, right, claim, remedy, or obligation based on tort, including strict liability, whether or not arising from the negligence (whether active, passive, or imputed) of Lessor, any obligation, liability, right, claim, or remedy for loss of or damage to the Airframe, any Engine, any Part, any data, or any other thing delivered, sold, or transferred hereunder, or any other representation or warranty whatsoever, express or implied, with respect to the Airframe, any Engine, any Part, any data, or any other thing delivered, sold or transferred hereunder, except as expressly set forth in the Operative Agreements.

Nothing set forth in this § 4.1 shall limit or impair Lessee’s rights and interests under, and as set forth in, § 7.4.5(a) of the Participation Agreement.

4.2                                                                               Warranty Rights

Unless an Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer, or any of their subcontractors or suppliers.  If an Event of Default shall have occurred and be continuing, and if at such time Owner Participant is an Affiliate of Airframe Manufacturer, then

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until such time as Lessor commences the exercise of any right or remedy in respect of such Event of Default (whether pursuant to Section 14 or otherwise, and which may include, without limitation, a suspension of performance by Lessor of any of its obligations under this Lease or any of the other Operative Agreements), Lessor shall not, without Lessee’s prior written consent (such consent not to be unreasonably withheld or delayed), waive or release any such rights under any such warranty made by Airframe Manufacturer.

4.3                                                                               Quiet Enjoyment

So long as no Event of Default exists, Lessor shall not interfere with (or permit any Person acting at the instruction of, or on behalf of, Lessor or Owner Participant to interfere with) Lessee’s rights hereunder (or, subject always to § 7.2.7(d)(3), the rights of any Permitted Sublessee under a Permitted Sublease and any permitted sub-sub-lessee pursuant to § 7.2.7(j))to continued possession, use, and operation of, and quiet enjoyment of, the Aircraft during the Term. The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to § 15, which obligations are absolute and unconditional.

4.4                                                                               Investment of Funds Held as Security

4.4.1                                                                     Investment

Any money required to be paid to, or retained or otherwise applied by, Lessor and that (i) is not required to be paid to Lessee pursuant to § 9.9 or § 10.5 or otherwise applied by Lessor (whether because a Special Default or an Event of Default exists or otherwise), or (ii) is held by Lessor pending payment to Lessee pursuant to § 9.5, § 9.8, § 10.5, Schedule 2 (with respect to its application to Basic Rent) or otherwise, or (iii) is required to be paid to Lessee pursuant to § 9.5, § 9.8, or § 10.5 after completion of a replacement to be made pursuant to § 9.1, § 9.2, or § 9.3, shall, until paid to Lessee as provided in § 9 or § 10 or otherwise, or applied as provided herein or otherwise, be held by Lessor as security for the obligations of Lessee under this Lease and the other Operative Agreements (and Lessee hereby grants to Lessor a security interest in such money) and shall be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee does not so direct, by or as directed by Lessor in its sole discretion) and at Lessee’s risk and expense in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor (as applicable) can be acquired by Lessor using its commercially reasonable efforts.  Notwithstanding the foregoing, this Section 4.4.1 shall not apply in any respect

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to (i) the Security Deposit (Sections 3.2.3 and 14.1.6 hereof shall govern the payment, possession, use, application and repayment of the Security Deposit), or (ii) the Maintenance Reserves (Section F of Annex C hereto shall govern the payment, possession, use, application and repayment of the Maintenance Reserves).

4.4.2                                                                     Payment of Gain or Loss

Any net gain (including interest received) realized as the result of investments pursuant to § 4.4.1 (net of any fees, commissions, and other reasonable expenses incurred in connection with such investment) shall be held, retained or applied in the same manner as the subject principal amount is to be held, retained or applied, as set forth in § 9, § 10, Schedule 2 (with respect to its application to Basic Rent) or otherwise.  Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions, and other reasonable expenses incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in § 4.4.1.

4.4.3                                                                     Limitation of Liability

All investments under this § 4.4 shall be at Lessee’s risk and expense, and Lessor shall not be liable for any loss resulting from any investment made under this § 4.4 other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor without instructions whenever such sale is necessary to make a distribution required by this Lease.

4.5                                                                               Title Transfers by Lessor

(a)                                  If Lessor shall be required to transfer title to the Aircraft, the Airframe, or any Engine to Lessee or any other Person pursuant to § 5.4 or § 9 of this Lease, then

(1) Lessor shall (aa) transfer to Lessee or such other Person (as applicable) all of Lessor’s right, title, and interest in and to the Aircraft, the Airframe, or such Engine (as applicable), free and clear of all Lessor Liens attributable to Lessor or Owner Participant, (bb) [RESERVED], (cc) [RESERVED], and (dd) assign to Lessee or such other Person (as applicable), if and to the extent permitted, all claims, if any, for damage to the Aircraft, the Airframe, or such Engine, in each case on an “as is,

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where is, and with all faults” basis, free of all Lessor Liens attributable to Lessor or Owner Participant, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (aa) above and as to the absence of such Lessor Liens), and

(2) Lessor shall promptly deliver to Lessee or such other Person (as applicable), a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessor and Lessee (or such other Person, as applicable), as Lessee (or such other Person, as applicable) may reasonably request; and Lessor shall also promptly consent to the making of such filings on the International Registry as shall be necessary and sufficient to register any such transfer and assignment, and Lessor shall also consent to the discharge on the International Registry of any registrations of International Interests in favor of Lessor with respect to the subject Airframe or Engine(s) under this Lease.

(b)                                 Any assignment, sale, transfer, or other conveyance of the Aircraft, the Airframe, or any Engine by Lessor pursuant to this Lease shall be effective to transfer or convey all right, title, and interest of Lessor in and to such Aircraft, Airframe or Engine, as the case may be.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such assignment, sale, transfer, or conveyance, or as to the application of any sale or other proceeds with respect thereto by Lessor.

4.6                                                                               Lease For U.S. Federal Income Tax Law Purposes; Section 1110 of Bankruptcy Code

(a)                                  Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines, and Parts.

(b)                                 Lessee and Lessor intend that Lessor shall be entitled to the rights and benefits of Section 1110 (or any successor provision of federal bankruptcy Law), including the right to take possession of the Aircraft, Airframe, Engines, Parts and Returnable Records as provided in this Lease, and in any instance where more than one construction of the terms and conditions of this Lease or any other Operative Agreement is possible, or of the facts and circumstances underlying the transactions contemplated herein or therein, Lessor and Lessee

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agree that a construction which would create and preserve such rights and benefits shall control over any construction which would not create and preserve such rights and benefits.

(c)                                  Lessor and Lessee agree that, for all purposes of applicable Law, this Lease constitutes an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title, or interest in the Aircraft, Airframe, Engines, or Parts except as a lessee only.

5.                                      DELIVERY AND RETURN OF AIRCRAFT

5.1                                                                               Compliance with Annex B

Lessee and Lessor shall comply with each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

5.2                                                                               Delivery

On the Delivery Date, the Aircraft shall meet the delivery conditions set forth in Part 1 of Annex B.  Lessor shall tender the Aircraft for delivery on the Scheduled Delivery Date.  If on the Scheduled Delivery Date the Aircraft is in the condition required by Part 1 of Annex B, then Lessee shall accept the Aircraft, and Lessor and Lessee shall each sign and deliver to each other a Lease Supplement dated as of the Delivery Date.  Lessee agrees that acceptance of the delivery of the Aircraft irrevocably constitutes acceptance of the Aircraft for all purposes of this Lease.

5.3                                                                               Storage and Related Matters

If Lessor gives written notice to Lessee, not less than 30 days nor more than 120 days before the end of the Term, requesting storage of the Aircraft upon its return hereunder, Lessee will provide Lessor (or cause Lessor to be provided) with outdoor parking facilities for the Aircraft for a period up to 180 days, starting on the date of such return, at Mojave, California or Marana, Arizona or Victorville, California, as Lessor may specify, or if Lessor elects not to store the Aircraft at any of such locations, then the Aircraft shall be stored at such storage facility in the 48 contiguous states of the United States as Lessee may select and which is used as a location for the storage of large commercial aircraft.  At Lessor’s written request, Lessee shall maintain

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insurance (if available) for the Aircraft during such storage period, provided, that Lessor shall reimburse Lessee for Lessee’s actual incremental out-of-pocket cost of providing such insurance for any period following the initial 90 days of such storage period.  Such storage shall be at Lessor’s risk, and Lessor shall pay all applicable storage fees, except that Lessee shall pay the parking fees for the initial 90 days of such storage period; provided, that Lessee’s obligation to provide parking shall be subject to Lessor’s entering into an agreement with the storage facility, before the storage period begins, providing that, as between the storage facility, Lessee, and Lessor, Lessor shall bear all maintenance charges (other than maintenance required as a result of Lessee’s failure to comply with the provisions of Annex B hereto) and other costs incurred (other than parking fees for the initial 90 days of such storage period). In addition, upon the return of the Aircraft, Lessor shall have no obligation with respect to the amount of any fuel or oil contained in the fuel or oil tanks of the Aircraft, it being agreed, however, that Lessee shall not be obligated to return the Aircraft with any fuel or oil other than as required pursuant to § 7(13) of Annex B.

5.4                                                                               Return of Other Engines

If any Engine owned by Lessor is not installed on the Airframe at the time of return hereunder, Lessee shall return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, § 9 and Annex B, as if the Engine replaced had suffered an Event of Loss on or before the return date and had been replaced on the return date. Thereupon, Lessor will transfer to Lessee the Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe, and will deliver the documentation required therefor pursuant to § 4.5.

5.5                                                                               Failure to Return Aircraft

If Lessee shall, for any reason whatsoever, fail to return the Aircraft and the Returnable Records at the time and in the manner specified herein, all obligations of Lessee under this Lease (including the obligation to pay Basic Rent, as provided in § 4 of Annex B) shall continue in effect with respect to the Aircraft until the Aircraft and Returnable Records are returned to Lessor; provided, that (i) this § 5.5 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or the Returnable Records at the time and in the manner specified herein or constitute, or be deemed to constitute, a waiver of any Event of Default resulting from Lessee’s failure to return the Aircraft or the Returnable Records or otherwise, and (ii) if Lessee fails to return

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any Returnable Records at the time and in the manner specified herein, and if such failure does not materially impair, delay or otherwise interfere with the inspection, operation, maintenance, testing, repair, overhaul, marketing, storage, sale, lease or other disposition of the Aircraft, Airframe or any Engine, and if Lessee otherwise fully performs its obligation to return the Aircraft and the Returnable Records at the time and in the manner specified herein, then, notwithstanding any such failure, Lessee shall not be obligated to continue to pay Basic Rent, as set forth above in this § 5.5.

6.                                      LIENS

Lessee shall not, directly or indirectly, create, incur, assume, or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine, any Part, or the Returnable Records, title to any of the foregoing, or any interest of Lessee therein, or Lessee’s rights in and to this Lease or any Permitted Sublease, except

(a) the rights of Lessor (including, without limitation, the International Interests of Lessor constituted under this Lease with respect to the Airframe and Engines), the Owner Participant, and Lessee under the Operative Agreements, and the rights of any Permitted Sublessee under any Permitted Sublease, and the rights of Lessor under any assignment by Lessee to Lessor of a Permitted Sublease (including, without limitation, the Assignment of any International Interests by Lessee to Lessor, in respect of any such Permitted Sublease);

(b) Lessor Liens attributable to Owner Trustee (both in its capacity as trustee under the Trust Agreement and in its individual capacity) or Owner Participant;

(c) the rights of others under agreements or arrangements to the extent permitted by § 7.2, § 7.3, or § C of Annex C;

(d) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Returnable Records, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor or any Owner Participant;

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e) materialmen’s, mechanics’, workers’, repairers’, employees’, or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss (including loss of use) of the Aircraft, the Airframe, any Engine, or any of the Returnable Records, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor or any Owner Participant;

(f) Liens arising out of any judgment or award against Lessee or any Permitted Sublessee, if, within 45 days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within 45 days after the expiration of such stay, and if during any such 45-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss (including loss of use)of the Aircraft, the Airframe, any Engine or any of the Returnable Records, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor or any Owner Participant;

(g) any other Lien with respect to which Lessee or any Permitted Sublessee provides a bond, cash collateral, or other security that, in the reasonable opinion of Lessor, fully covers the obligations and liabilities associated with such Lien; and

(h) only at the sole discretion of, and only upon the prior written consent of, Lessor, any other Lien.

Lessee, at its own cost and expense, shall promptly take or cause to be taken such action as may be necessary duly to discharge and remove (by bonding or otherwise) any Lien not excepted above that arises in respect of the Aircraft, the Airframe, any Engine, any Part, any of the Returnable Records, or all or any other part of the Trust Estate during the Term, and shall promptly notify Lessor of, and provide to Lessor evidence of, such discharge and removal.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

7.                                      REGISTRATION; OPERATION; POSSESSION AND SUBLEASING

7.1                                                                               Registration and Operation

7.1.1                                                                     Registration and Recordation

Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Transportation Code, in the name of Lessor as owner and lessor (except to the extent that such registration under the Transportation Code is prevented or lost because of Lessor’s or Owner Participant’s failure to comply with the citizenship requirements for registration of the Aircraft under the Transportation Code).  Lessor shall execute and deliver all such documents as Lessee reasonably requests for the purpose of effecting and continuing such registration.

7.1.2                                                                     Markings

On or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case in a clearly visible location, a placard of a reasonable size and shape bearing the legend set forth in Schedule 7. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this § 7.1.2. Lessee will not allow the name of any Person to be placed on the Airframe or any Engine as a designation that reasonably would be interpreted as a claim of ownership.

7.1.3                                                                     Compliance With Laws

Lessee shall not, and shall not allow any other Person to, operate, use, maintain, service, test, inspect, repair, or overhaul the Aircraft (a) in violation of any Law binding on or applicable to Lessee or to the Aircraft, the Airframe, any Engine, or any of the Aircraft Documents, or to the operation, use, maintenance, service, repair, or overhaul of the Aircraft, the Airframe, or any Engine, or (b) in violation of any airworthiness certificate, license, or registration of any Government Entity relating to Lessee or to the Aircraft, the Airframe, or any Engine, except (1) immaterial and non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee (as applicable) upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license, or registration in good faith in any reasonable manner which does not

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

involve any material risk of the sale, forfeiture, or loss (including loss of use) of the Aircraft, the Airframe, any Engine, or any of the Returnable Records, or any interest therein, or any discernible risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant.

7.1.4                                                                     Operation

Lessee agrees not to operate, use, or locate the Aircraft, the Airframe, or any Engine, or allow the Aircraft, the Airframe, or any Engine to be operated, used, or located, (a) in any area excluded from coverage by any insurance required by the terms of § 10, except in the case of a requisition by the U.S. Government where the U.S. Government provides an indemnity in lieu of such insurance, or insurance from the U.S. Government, covering such area, in accordance with § 10.3, or (b) in any recognized or threatened area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of § 10 (including § 10.3), unless in any case referred to in this § 7.1.4 the Aircraft is only temporarily operated, used, or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area immediately.

7.1.5                                                                     Grounding and Storage

Subject to § 7.1.4, and the other provisions hereof, Lessee may voluntarily store or ground the Aircraft, Airframe or any Engine or Part if and for so long as (i) the equipment so stored or grounded is fully covered by all insurance required to be maintained under § 10 and Annex D hereof, and (ii) such storage or grounding is effected and maintained in accordance with the Maintenance Program, and with Airframe Manufacturer’s or Engine Manufacturer’s recommended storage guidelines, as the case may be, and with all applicable Laws, including, without limitation, all rules, regulations and directives of the FAA.

7.2                                                                               Possession

Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer, or relinquish possession of the Aircraft, the Airframe, or any Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, (i) subject to the provisions of § 7.3, and (ii) if, but only for so long as, all

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

approvals, consents, or authorizations required to be obtained from the Aviation Authority or any other Government Entity, in connection with any sublease, delivery, transfer, or relinquishment of possession described below, have been obtained and remain in full force and effect, then Lessee may, without such prior written consent, do any of the following:

7.2.1                                                                     Interchange and Pooling

Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into in writing by Lessee, or such Permitted Sublessee, in the ordinary course of business of Lessee or such Permitted Sublessee; provided, no such agreement or arrangement contemplates or requires the transfer of title to such Engine, but if Lessor’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and consequently Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, § 9.

7.2.2                                                                     Testing and Service

Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe or any Engine to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance, or overhaul work on the Aircraft, Airframe or any Engine, or, to the extent required or permitted by the terms of § D of Annex C, for alterations or modifications in or additions to the Aircraft, the Airframe or any Engine (and delivery of Engines may be accomplished by transport on licensed or bonded common carriers qualified in the shipping and transport of such items).

7.2.3                                                                     Transfer to U.S. Government

Transfer, or permit any Permitted Sublessee to transfer, possession of the Aircraft, the Airframe, or any Engine to the U.S. Government pursuant to CRAF or otherwise, in which event Lessee shall immediately notify Lessor and Owner Participant in writing of any such transfer of possession and in such notification shall identify by name, address, and telephone numbers the Contracting Office Representative(s) for the

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made; and if such transfer continues beyond the end of the Term, then the Aircraft, Airframe, or Engine(s), as the case may be, shall be deemed to have suffered an Event of Loss with the effect that Lessee would be required to pay, in accordance with § 9.6, the amounts specified in § 9.1.2.

7.2.4                                                                     Installation of Engines on Owned Airframes

Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, free and clear of all Liens except (a) Permitted Liens, (b) Liens that do not (at any time) apply to the Engines, and (c) the rights of third parties under normal interchange or pooling agreements and arrangements of the type permitted under § 7.2.1.

7.2.5                                                                     Installation of Engines on Other Airframes

Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased or owned by Lessee or such Permitted Sublessee subject to a security agreement, conditional sale, or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens except (1) the rights of the parties to such lease or secured financing arrangement, covering such airframe, and (2) Liens of the type permitted by clauses (a) and (b) of § 7.2.4, and (b) Lessee or such Permitted Sublessee has received from the lessor, secured party, or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees, for the effective and enforceable benefit of Lessor and Owner Participant, that neither it nor its successors or assigns will acquire or claim any right, title, or interest in, or Lien on, such Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

7.2.6                                                                     Installation of Engines on Financed Airframes

Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased or owned by Lessee or

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither § 7.2.4 nor § 7.2.5 applies; provided, that any such installation shall be deemed an Event of Loss with respect to such Engine as of the date of such installation, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, § 9. Until § 9 has been fully complied with, Lessor’s interest in any such Engine shall continue in full force and effect.

7.2.7                                                                     Subleasing

With respect to the Aircraft, the Airframe, or any Engine, if no Special Default exists, enter into a sublease with any Permitted Air Carrier, or (if neither Airframe Manufacturer nor any of its Affiliates is the Owner Participant) any Permitted Manufacturer, but only if:

(a)                                  Lessee provides written notice to Lessor at least 15 days (30 days, if the Sublessee is not a U.S. Air Carrier) before the sublease term begins;

(b)                                 at the time that Lessee enters into such sublease, such Permitted Air Carrier or Permitted Manufacturer shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person;

(c)                                  any such sublease shall provide for payment of rent, or any amount in lieu of rent, no less frequently than monthly and all such rent shall be payable in advance;

(d)                                 any such sublease

(1) shall end before the date that is three months prior to the expiration of the Term;

(2) shall include provisions for the registration, maintenance, operation, possession, inspection, and insurance of the Aircraft that are the same in all substantive respects as the applicable provisions of this Lease;

(3) shall be expressly subject and subordinate to all the terms of this Lease and to Lessor’s rights, powers, and remedies

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

hereunder, including Lessor’s rights under § 14 to repossess the Aircraft, Airframe, Engines, and Returnable Records, and to terminate such sublease if an Event of Default exists; and

(4) shall include no purchase option respecting the Aircraft;

(e)                                  in connection with a sublease to a Permitted Foreign Air Carrier, all necessary governmental approvals (if any) required for the Aircraft, Airframe, or Engine(s) to be imported to the applicable jurisdiction shall have been obtained prior to commencement of any such sublease, and any foreign exchange permits necessary to allow all rent and other payments provided for under such sublease shall be in full force and effect; and Lessee shall have provided to Lessor (if the same is reasonably obtainable in such jurisdiction) a power-of-attorney, reasonably satisfactory in form and substance to Lessor, permitting Lessor to exercise all rights of Lessee under such sublease in such jurisdiction, upon the occurrence and continuation of an Event of Default;

(f)                                    in connection with a sublease to a Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, Lessee furnishes to Lessor a favorable opinion, in form and substance reasonably satisfactory to Lessor, of counsel, selected by Lessee and reasonably satisfactory to Lessor, located in the country of domicile of such Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, that

(1) the terms of such sublease are legal, valid, and binding obligations of the parties thereto, enforceable under the laws of such jurisdiction, subject to applicable bankruptcy, reorganization, or similar laws affecting creditors’ rights generally (provided that any such qualification, as applied to this part of the opinion, or to the opinion as a whole, shall not qualify, condition or otherwise limit the scope or application of that part of the opinion required under subparagraph (6) of this paragraph (f);

(2) it is not necessary for Owner Participant or Lessor to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result of the proposed sublease;

(3) Lessor’s title to the Aircraft, Airframe, and Engines will be recognized and enforceable in such jurisdiction;

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(4) such jurisdiction maintains normal diplomatic relations with the United States, and the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of use of or title to the Aircraft, Airframe, or Engines in the event of the requisition by such government of such use or title (unless Lessee provides insurance in the amounts required with respect to hull insurance under § 10 covering the requisition of use of or title to the Aircraft, Airframe, or Engines by the government of such jurisdiction so long as the Aircraft, Airframe, or Engines are subject to such sublease);

(5) such Permitted Air Carrier’s or Permitted Manufacturer’s agreement that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Air Carrier or Permitted Manufacturer under applicable law;

(6) the Laws and the courts of such jurisdiction (aa) will recognize the rights and interests of Lessor (including Lessor’s title to the Aircraft), and of Owner Participant, as such rights and interests are described in, and are intended to be created under, the Operative Agreements, and (bb) will provide that there are no possessory rights in favor of Lessee, any Permitted Sublessee, or any third party (including any Government Entity) which would, upon bankruptcy or other default by Lessee or any Permitted Sublessee, prevent or delay the return of the Aircraft, Airframe, Engines, Parts or Returnable Documents to Lessor in accordance with and when required or permitted by the terms of this Lease, or, if such possessory rights exist, they are not materially greater than those available to lessees of newly manufactured large passenger aircraft (assuming such lessees to be U.S. Air Carriers) under then current United States Law (including Section 1110), and there are no procedural or other impediments to the return of the Aircraft to Lessor materially greater than under United States Law (including Section 1110), and there is no material impediment under the Laws of such jurisdiction to the enforceability (other than immaterial differences in procedures of enforcement) of the rights and remedies of Lessor provided for in and under the Operative Agreements;

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(7) there is no tort liability imposed on lenders or lessors having no operational interest in the Aircraft, Airframe, or Engine(s), except liabilities that Lessee or a Permitted Sublessee has agreed to insure against at its expense to the reasonable satisfaction of Owner Participant; and

(8) neither Lessor nor Owner Participant shall be subjected to any adverse tax consequences as a result of such sublease, unless Lessee is required to indemnify such Person, under § 9.2 of the Participation Agreement (or otherwise agrees to indemnify such Person pursuant to a separate indemnity agreement reasonably satisfactory to such Person) against all such adverse tax consequences;

(g)                                 in connection with any sublease to any U.S. Air Carrier for a term of more than three months (including any permitted renewals or “back-to-back” or “replacement” lease arrangements), Lessee shall provide Lessor and Owner Participant an opinion of counsel (which may be from counsel to the subject sublessee, and may be the same opinion to be given to Lessee, with the addition of Lessor and Owner Participant as addressees of such opinion) in form and substance reasonably satisfactory to Lessor and Owner Participant as to, among other things, the due authorization, execution and delivery of such sublease (and as to such other matters, including, without limitation, the legality, validity, binding effect and enforceability of such sublease, as Lessee may, in using its commercially reasonable efforts, obtain for its benefit and the benefit of Lessor and Owner Participant); provided that any such opinion, as provided to Lessor and Owner Participant, shall be no less favorable in form or substance than any opinion given to Lessee or to any other party in connection with such sublease transaction;

(h)                                 Lessee furnishes to Lessor and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by § 10 remains in effect;

(i)                                     all necessary documents are duly filed, registered, or recorded in such public offices as are required fully to establish, protect, and preserve the title of Lessor in the Aircraft, Airframe, and Engines;

(j)                                     no Sublessee may sub-sublease or otherwise Transfer the Aircraft, the Airframe, or any Engine, except that a Permitted

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Manufacturer may sub-sublease to any Permitted Sublessee to whom a sublease would be permitted under this § 7.2; provided, that (i) such sub-sublease shall not permit any sub-sub-subleasing of the Aircraft, the Airframe, or any Engine (and Lessee shall ensure that the same does not occur), (ii) Lessee shall comply, and shall cause such sub-sublease to comply, with all requirements of this § 7.2 as if such sub-sublease were a direct sublease from Lessee to the sub-sublessee, and (iii) such sub-sublease meets the requirement of a Permitted Sublease;

(k)                                  the Permitted Sublessee shall not be eligible to assert, or shall have effectively waived, any right to sovereign immunity;

(l)                                     Lessee shall reimburse Lessor and Owner Participant for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such sublease; and

(m)                               [RESERVED].

In addition to the foregoing requirements, Lessee shall deliver to Lessor and Owner Participant: (i) on or before the date specified in § 7.2.7(a), a notice stating the identity of the sublessee and a copy of the proposed sublease agreement, (ii) on or before the date specified in § 7.2.7(a), an officer’s certificate of a Responsible Officer of Lessee stating that no Special Default exists and that such sublease complies with this § 7.2, (iii) on or before the commencement of the Permitted Sublease, the registration of the International Interests of Lessee constituted under such Permitted Sublease (if, in Lessor’s reasonable judgment, such registrations are appropriate or desirable), (iv) on or before the commencement of the Permitted Sublease, the sublease assignment referred to in § 7.4 and (x) financing statements or similar documents under the applicable Laws of the country of the Permitted Sublessee confirming the perfected first-priority security interest of Lessor in such Permitted Sublease, duly executed and delivered, in form and substance reasonably satisfactory to Lessor and Owner Participant, and duly filed or recorded in all appropriate places, and (y) such filings and registrations on the International Registry as may, in Lessor’s reasonable judgment, be appropriate or desirable with respect to Lessee’s assignment to Lessor of all Associated Rights relating to Lessee’s International Interests constituted under such Permitted Sublease, and (z) such evidence as may be reasonably satisfactory to Lessor that no other filing or registration has been made on the International Registry that would have priority over Lessor’s interests as assignee of such Associated Rights, and (iv)

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

on or before the commencement of the Permitted Sublease, the consent of the Permitted Sublessee to (x) the registration of the International Interests of Lessee constituted under such Permitted Sublease (if, in Lessor’s reasonable judgment, such registrations are appropriate or desirable, and (y) the assignment of its Permitted Sublease pursuant to § 7.4, and the registration on the International Registry of such assignment (as described above in clause (iv)(y)), in each case in a form reasonably satisfactory to Lessor.  Lessee shall pay all reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) of Lessor and Owner Participant in connection with any sublease or other transfer pursuant to this § 7.2.  No sublease or other transfer of any Airframe, Engine, or Part shall in any way discharge or diminish any of Lessee’s obligations or liabilities under this Lease or under any other Lessee Operative Agreement.

7.3                                                                               Certain Limitations on Subleasing or Other Relinquishment of Possession

Notwithstanding anything to the contrary in § 7.2:

(a)                                  The rights of any Person who receives possession of the Aircraft in accordance with § 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor’s rights, powers, and remedies hereunder, including (1) Lessor’s right to repossess the Aircraft pursuant to § 14, (2) Lessor’s right to terminate and avoid such sublease, delivery, transfer, or relinquishment of possession if an Event of Default has occurred and is continuing, and (3) the right to require such Person to deliver the Aircraft, the Airframe, and Engines subject to such transfer forthwith if an Event of Default has occurred and is continuing.

(b)                                 Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine, any Part, or any Aircraft Document shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder or under any other Operative Agreement.

(c)                                  Lessee shall ensure that no sublease, delivery, transfer, or relinquishment permitted under § 7.2 shall affect the United States registration of the Aircraft.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)                                 Any event that constitutes, or would with the passage of time constitute, an Event of Loss under clauses (3), (4), (5), and (6) of the definition of Event of Loss set forth in Annex A hereto shall not be deemed to violate the provisions of § 7.2 hereof.

(e)                                  No Wet Lease shall constitute a delivery, transfer, or relinquishment of possession for purposes of § 7.2, nor shall it be prohibited by the terms hereof.

7.4                                                                               Security Assignment of Subleases

As security for Lessee’s due and punctual payment of all Rent and performance of all of its other covenants and obligations in the Operative Agreements, Lessee hereby grants to Lessor a first-priority security interest in all of Lessee’s right, title, and interest in and to each Permitted Sublease of any Aircraft, Airframe, or Engine, and all payments, including payments of rent, insurance proceeds (other than public liability insurance proceeds), and other amounts due or to become due thereunder.  Lessee shall enter into a “Sublease Assignment”, in form and substance reasonably satisfactory to Lessor, with respect to each Sublease.  In furtherance of the provisions of this § 7.4; Lessee agrees that each Permitted Sublease shall be accompanied by such Uniform Commercial Code financing statements, FAA filings, filings and registrations on the International Registry and other filings and documents as shall, in Lessor’s reasonable opinion, be required to perfect and protect the security interest of Lessor in such Permitted Sublease.

7.5                                                                               Lessor’s Interest in Certain Engines

If Lessee or a Permitted Sublessee shall have received from the lessor, conditional seller, or secured party, in respect of any airframe leased to, or owned by, Lessee or any Permitted Sublessee and subject to a lease, conditional sale, or other security agreement, a written agreement complying with clause (b) of § 7.2.5, then Lessor agrees, for the benefit of each lessor, conditional seller, or secured party of any engine leased to, purchased by, or owned by Lessee or such Permitted Sublessee and subject to a lease, conditional sale, or other security agreement, that Lessor will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in such engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.                                      MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; OTHER LESSEE COVENANTS

8.1                                                                               Maintenance; Replacement and Pooling of Parts; Alterations, Modifications, and Additions

At all times during the Term, Lessee shall comply with (or cause to be complied with) each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

8.2                                                                               Information, Certificates, Notices, and Reports

8.2.1                                                                     Financial Information

To the extent not otherwise publicly available, Lessee will furnish to Lessor and Owner Participant:

(a)                                  within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Holdings, a consolidated balance sheet of Holdings as of the end of such quarter, and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided, that while Holdings is subject to the reporting requirements of the Exchange Act, a copy of Holdings’s report on Form 10-Q for such fiscal quarter (together with all documents not available on EDGAR (or its successor) containing such financial information incorporated by reference therein, if not previously delivered to Lessor and Owner Participant) will satisfy this clause (a).

(b)                                 within 120 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings as of the end of such fiscal year and related statements of income and cash flows of Holdings for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Holdings’s

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

independent certified public accountants with respect to their audit of such financial statements; provided, that while Holdings is subject to the reporting requirements of the Exchange Act, a copy of Holdings’s report on Form 10-K for such fiscal year (together with all documents not available on EDGAR (or its successor) containing such financial information incorporated by reference therein, if not previously delivered to Lessor and Owner Participant) will satisfy this clause (b).

8.2.2                                                                     Annual Certificate

Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Owner Participant an Officer’s Certificate of Lessee to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Operative Agreements, and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the preceding fiscal year, and that following such review such officer does not have knowledge of the existence as at the date of such certificate of any Default (or, if to such officer’s knowledge any Default existed or exists, specifying the nature and period of existence thereof and the action Lessee has taken or is taking or proposes to take with respect thereto).

8.2.3                                                                     SEC Reports

To the extent not otherwise publicly available, Lessee will furnish to Lessor and Owner Participant:

(a)                                  promptly after filing with the SEC, copies of Holdings’s annual reports on Form 10-K (including all corresponding publicly-available annual reports to stockholders, if not previously furnished), if any, and quarterly reports on Form 10-Q, if any (in each case, excluding exhibits unless any such recipient requests otherwise); and

(b)                                 if provided by Lessee from time to time to aircraft lessors and other aircraft creditors generally, then (1) promptly after filing with the SEC, copies of current reports of Holdings on Form 8-K, or any similar reports filed with the SEC (in each case, excluding exhibits unless any such recipient requests otherwise), and (2) promptly upon distribution thereof, copies of all periodic reports furnished by Holdings to its respective stockholders generally.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.2.4                                                                     Notice of Default

Lessee will furnish to each of Lessor and Owner Participant, immediately upon acquiring Actual Knowledge that a Default has occurred, a certificate of Lessee, signed by any such officer of Lessee, describing such Default in reasonable detail, with a statement describing the action Lessee has taken or is taking or proposes to take with respect thereto.

8.2.5                                                                     Information for Filings

Upon the reasonable request of Lessor or Owner Participant, Lessee shall promptly furnish to Owner Participant and Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee’s or any Permitted Sublessee’s possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor to file in a timely manner any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to file in a timely manner any reports required to be filed by it as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, the Airframe, the Engines, this Lease, or any other part of the Trust Estate; provided, that, with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor (as applicable) shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor (as applicable), then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

8.2.6                                                                     Other Information

Lessee shall promptly furnish to Lessor and Owner Participant from time to time such information with respect to Lessee, the Aircraft, the Airframe, the Engines, the Aircraft Documents, or Lessee’s financial condition, or otherwise relating to the transactions or matters contemplated herein and in the other Operative Agreements, in each case if and to the extent within Lessee’s or any Permitted Sublessee’s possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as Lessor or Owner Participant reasonably requests.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

8.3                                                                               Lessee Undertakings in Other Documents

Lessee hereby agrees with Lessor that it shall perform the agreements, covenants, and indemnities set forth in the Participation Agreement and the other Operative Agreements, and hereby restates Lessee’s representations and warranties set forth in such documents, in each case as fully and to the same extent and with the same force and effect as if such agreements, covenants, indemnities, representations and warranties were set forth in full in this § 8.3.  Lessee will provide to Lessor (i) an annual technical status report and (ii) a monthly report of the number of flight hours and cycles which have been accumulated on the Airframe, each Engine and the APU, respectively, during the preceding calendar month and including any calendar month that Lessee shall not required to pay Maintenance Reserves in accordance with the provisions of the third paragraph of Section F.2. of Annex C hereof.

9.                                      LOSS, DESTRUCTION, REQUISITION, ETC.

9.1                                                                               Event of Loss to the Aircraft

9.1.1                                                                     Notice and Election

(a)                                  If an Event of Loss to the Airframe (and any Engine(s) installed thereon) occurs, Lessee shall promptly (and in any event within 15 days after such occurrence, or, if later, within 15 days after the determination that an Event of Loss has occurred) notify Lessor and Owner Participant of such Event of Loss. Within 45 days after such occurrence or determination, Lessee shall give to Lessor and Owner Participant written notice of Lessee’s election to make payment in respect of such Event of Loss, as provided in § 9.1.2, or to replace the Airframe and any such Engine(s) as provided in § 9.1.3.

(b)                                 Lessee’s failure to give the notice of election described in § 9.1.1(a) shall be deemed to be an election of the option set forth in § 9.1.2. In addition, Lessee shall not be entitled to elect the option set forth in § 9.1.3 if, at the time Lessor or Owner Participant receives such notice from Lessee, a Special Default exists.

(c)                                  For purposes of § 9.1.2, an Event of Loss to the Airframe shall be deemed to constitute an Event of Loss to the Aircraft. For purposes of § 9.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)                                 If insurance proceeds are received, with respect to any Event of Loss, at any time prior to (1) the date of Lessee’s election, pursuant to paragraph (a) of this § 9.1, under § 9.1.2 or § 9.1.3, or (2) the date upon which any amounts are required to be paid by Lessee under § 9.1.2(a) or § 9.1.3(c), then such proceeds shall immediately be paid to Lessor to be held as security for Lessee’s obligations under this § 9.1.  Any amounts paid to Lessor pursuant to this paragraph shall be credited against any amounts subsequently payable to Lessor under § 9.1.2(a) or § 9.1.3(c), whichever is applicable.

9.1.2                                                                     Payment of Loss and Termination of Lease

(a)                                  If Lessee elects, in accordance with § 9.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in § 3.3, on the SLV Date next following the earlier of (x) the 150th day following the date of the occurrence of such Event of Loss, and (y) the second Business Day following the receipt of the insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee’s election under § 9.1.1 to make payment under this § 9.1.2)(such SLV Date, referred to herein as the “SLV Payment Date”), Lessee shall pay to Lessor:

(1)                                              all unpaid Basic Rent payable at any time before the SLV Payment Date (it being understood and agreed that if such SLV Payment Date is also a Payment Date, no Basic Rent shall be payable on and as of such Date); plus

(2)                                              the Stipulated Loss Value of the Aircraft computed as of the SLV Payment Date; plus

(3)                                              all Transaction Expenses (excluding brokerage commissions and similar expenses payable to any Person not retained by Lessee) incurred by Lessor and Owner Participant in connection with such Event of Loss and the related termination of the Lease; plus

(4)                                              to the extent not taken into account in the foregoing clauses (2) and (3), all Supplemental Rent due by Lessee to Lessor, Owner Participant or any other Person entitled thereto, and remaining unpaid under the Lease or any other Operative Agreement; plus

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(5)                                              as provided in § 3.2.2 of the Lease, interest on the amounts specified in the foregoing clauses (1) through (4) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full;

provided, that, (x) if a Payment Date shall occur at any time before the SLV Payment Date, then Lessee shall pay the Basic Rent due on such Payment Date, and (y) if a Payment Date shall occur on the SLV Payment Date, or on a date occurring after the SLV Payment Date but before the date of payment of the amounts specified above in this clause (a), then Lessee shall pay the Basic Rent due on such Payment Date, and thereupon such amounts payable under this clause (a) shall be reduced by the amount of such payment of Basic Rent.

(b)                                 Upon payment in full of all amounts described in the foregoing § 9.1.2(a), the Term for the Aircraft shall end, and Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer’s salvage rights, but otherwise in the manner described in § 4.5 and return any amounts of the Security Deposit being held by Lessor pursuant to § 3.2.3 hereof, together with the cash balance of any Maintenance Reserves held by Lessor pursuant to Section F of Annex C hereof.

9.1.3                                                                     Replacement of Airframe and Engines

(a)                                  If Lessee elects, in accordance with § 9.1.1, to replace the Airframe and any Engine(s) suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with § 9.3 and as replacement for the Airframe and any such Engine(s), title to a Replacement Airframe (which shall comply with § 9.1.3(b)), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens not of record. If Lessee makes such election, but for any reason does not effect such replacement within such time period and in compliance with the requirements set forth in § 9.3, then Lessee shall be deemed to have initially made the election set forth in § 9.1.2 with the effect that Lessee shall pay, in the manner and in funds of the type specified in § 3.3, the amounts required under, and in accordance with, § 9.1.2.

(b)                                 Any such Replacement Airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility, and remaining useful life (without regard to hours or cycles remaining to the next regular maintenance check) at least equal to, and

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

is in at least as good operating condition as, the Airframe to be replaced thereby (assuming that such Airframe was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, § 9.2 (other than the notice requirement set forth in § 9.2.1).

(c)                                  If Lessee elects, in accordance with § 9.1.1, to replace the Airframe and any Engine(s) suffering the Event of Loss, and has not effected such replacement within 60 days after the Event of Loss occurred, then Lessee shall immediately pay to Lessor the amounts required pursuant to § 9.1.2(a), to be held as security for Lessee’s obligations under this § 9.1. If Lessee elects, under § 9.1.1, the replacement option in § 9.1.3, and pays the deposit required by the preceding sentence, and has not effected such replacement within 180 days, then Lessee shall be deemed to have originally elected the option set forth in § 9.1.2 and such deposit shall be applied to Lessee’s obligations under § 9.1.2, and Lessee shall pay any remaining amounts due under § 9.1.2.

9.2                                                                               Event of Loss to an Engine; Engine Exchanges

9.2.1                                                                     Notice

If an Event of Loss to an Engine occurs under circumstances in which no Event of Loss to the Airframe occurs, Lessee shall promptly (and in any event within 15 days after acquiring Actual Knowledge of such occurrence) notify Lessor and Owner Participant of such Event of Loss.

9.2.2                                                                     Replacement of Engine

Upon the occurrence of any such Event of Loss, Lessee shall, within the time period set forth below, convey or cause to be conveyed to Lessor, in compliance with § 9.3 and as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine, free and clear of all Liens other than Permitted Liens not of record. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model (but, in either event, the same model as the other Engine then subject to this Lease), and that has the same or better modification status as the Engine to be replaced thereby, and that is suitable for installation and use on the Airframe.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Any such Replacement Engine shall also be required to have performance and durability characteristics, and a value and utility at least equal to, and a remaining useful life (without regard to hours or cycles remaining to the next regular maintenance check) substantially comparable to, and to be in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss).  Any such replacement shall be effected promptly after the occurrence of such Event of Loss but in any event within 60 days thereafter, or within such longer period (not to exceed 120 days thereafter) if such longer period is reasonably necessary in order to obtain a Replacement Engine on commercially reasonable terms.

9.3                                                                               Conditions to any Replacement

9.3.1                                                                     Documents

Before or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall promptly take each of the following actions, and shall promptly furnish the following agreements, instruments, certificates, and documents to (and in each case reasonably satisfactory in form and substance to) Owner Participant:

(a)                                  furnish Lessor with an FAA bill of sale (in the case of a Replacement Airframe) and a full warranty (as to title) bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satisfactory to Lessor (together with such evidence of title as Lessor may reasonably request), and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Transportation Code, and further cause such filings to be made on the International Registry as shall, in Lessor’s reasonable judgment, be necessary and sufficient to register such full warranty bill of sale as a contract of sale on the International Registry and otherwise reflect such transfer of title, in such Replacement Airframe or Replacement Engine, as the case may be, to Lessor;

(b)                                 cause (1) a supplement to this Lease, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution, and, upon such execution, to be filed for recordation with the FAA pursuant to the Transportation Code (or such other applicable law referred to in clause (a)), and (2) cause such filings to be made on the

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

International Registry as shall, in Lessor’s reasonable judgment, be necessary and sufficient to register the interests of Lessor, in such Replacement Airframe or Replacement Engine, as the case may be, under this Lease as an International Interest, and (3) such Financing Statements and other filings, as Lessor reasonably requests, in form and substance reasonably satisfactory to Lessor, duly executed by Lessee and (to the extent applicable) Lessor (and Lessor shall execute and deliver the same), to be filed in such location(s) as any such party reasonably requests;

(c)                                  furnish such evidence of compliance with the insurance provisions of § 10 with respect to such Replacement Airframe or Replacement Engine as Owner Participant reasonably requests;

(d)                                 furnish an opinion or opinions of Lessee’s counsel (which may be Lessee’s internal legal department) reasonably satisfactory to Owner Participant and addressed to Lessor and Owner Participant to the effect that (1) such full warranty bill of sale referred to in § 9.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine, (2) in the case of a Replacement Airframe, Lessor will be entitled to the benefits of Section 1110 (or any successor provision of federal bankruptcy Law) with respect to such Replacement Airframe, (3) in the case of a Replacement Engine, Lessor will be entitled to the benefits of Section 1110 (or any successor provision of federal bankruptcy Law) with respect to such Replacement Engine, provided, that the opinion referred to in this clause (3) need not be delivered with respect to a Replacement Engine replaced as a result of an Event of Loss to the extent that, immediately before such replacement, (i) the benefits of Section 1110 (or any successor provision of federal bankruptcy Law) were not, solely by reason of a change in law, available to Lessor, and (ii) no engine that would qualify as a Replacement Engine, and that would afford to Lessor the benefits of Section 1110 (or any successor provision of federal bankruptcy Law), is available to Lessee on commercially reasonable terms, and (4) to such further effect as Lessor or Owner Participant may reasonably request;

(e)                                  furnish an opinion of Lessee’s aviation law counsel reasonably satisfactory to Owner Participant and addressed to Lessor and Owner Participant as to (1) the due registration of any such Replacement Airframe, the absence of Liens of record at the FAA and on the International Registry as to any such Replacement Airframe and Replacement Engine(s), and (2) the due filing for recordation of each supplement to this Lease with respect to such

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Replacement Airframe or Replacement Engine under the Transportation Code, and (iii) with respect to the full warranty bill of sale conveying to Lessor title in such Replacement Airframe or Replacement Engine, as the case may be, the registration on the International Registry of such bill of sale as a contract of sale and such other documents as may be necessary to reflect such transfer of title, and (iv) the registration on the International Registry of the interests of Lessor, in such Replacement Airframe or Replacement Engine, as the case may be, under this Lease as an International Interest, and (v) the due filing of any Financing Statements or other filings reasonably requested by Lessor with respect to such Replacement Airframe or Replacement Engine under applicable Law and as to such other matters as Owner Participant may reasonably request;

(f)                                    with respect to any Replacement Airframe, furnish an opinion of tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, as to the tax consequences to Owner Participant of any such replacement;

(g)                                 with respect to the replacement of any Engine, furnish a certificate of a qualified aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine is an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model (but, in either event, the same model as the other Engine then subject to this Lease), and that has the same or better modification status as the Engine to be replaced thereby, and that is suitable for installation and use on the Airframe, and that has performance and durability characteristics, and a value and utility at least equal to, and a remaining useful life (determined without regard to hours or cycles remaining to the next regular maintenance check) substantially comparable to, the Engine so replaced (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss);

(h)                                 with respect to the replacement of the Airframe, furnish a certified report of a qualified independent aircraft Appraiser, reasonably satisfactory to Owner Participant, setting forth such Appraiser’s opinion as to the fair market value, as of the date of conveyance hereunder, of such Replacement Airframe, and certifying that such Replacement Airframe has performance and durability characteristics, and a value and utility (including equivalent current value and estimated residual value at the end of the Term at least equal to, and a

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

remaining useful life substantially comparable to,  the Airframe so replaced (assuming that the Airframe was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss);

(i)                                     assign to Lessor the benefit of all assignable manufacturers, and vendors, warranties with respect to such Replacement Airframe and such Replacement Engine(s), provided that Lessor shall, on the terms set forth in § 4.2, reassign to Lessee the benefits of such warranties during the Term;

(j)                                     furnish Lessor and Owner Participant with an Officer’s Certificate of Lessee certifying compliance with this § 9 and, with respect to the replacement of the Airframe, to the effect that, upon consummation of such replacement, no Special Default will exist; and

(k)                                  take such other action and furnish such other certificates and documents as Lessor or Owner Participant reasonably requests in order that such Replacement Airframe and any such Replacement Engine(s) be properly titled in Lessor free and clear of all Liens (except Permitted Liens not of record), and leased hereunder, to the same extent as initially required under the Operative Agreements with respect to the Airframe and any Engine(s) so replaced.

Lessee shall cause an airworthiness certificate, with respect to such Replacement Airframe, to be duly issued under the Transportation Code promptly after such substitution.

9.3.2                                                               Other Conditions

Lessee shall not be entitled to replace the Airframe under § 9.1.3 and this § 9.3, and shall be deemed to have initially made the election set forth in § 9.1.2, if at the time of such replacement

(a)                                  any Special Default exists; or

(b)                                 under applicable Law and notwithstanding any actions by Lessor and Lessee under § 9.3.3(a), Lessor shall for any reason not be entitled to the benefits of Section 1110 with respect to such Replacement Airframe or with respect to any Replacement Engine which replaces an Engine installed on the Airframe at the time of such Event of Loss.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.3.3                                                                     Other Obligations

(a)                                  Lessor and Lessee agree that, when and after any Replacement Airframe becomes the Airframe hereunder, and when and after any Replacement Engine becomes an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the rights and benefits of Section 1110 (or any successor provision of federal bankruptcy Law) with respect to any Replacement Airframe or Replacement Engine (unless, with respect to a Replacement Engine replaced as a result of an Event of Loss, immediately before such replacement, (i) the benefits of Section 1110 (or any successor provision of federal bankruptcy Law) shall not, solely by reason of a change in law, be available to Lessor, and (ii) no engine that would qualify as a Replacement Engine, and that would afford to Lessor the benefits of Section 1110 (or any successor provision of federal bankruptcy Law), is available to Lessee on commercially reasonable terms), and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such rights and benefits.

(b)                                 No Event of Loss to an Engine, or to an Airframe, shall result in, or otherwise allow or permit (other than as provided in § 9.1.2(b)), any reduction, deferral, discharge, or other change in the timing or amount of any Rent payable by Lessee hereunder or any other amount payable by Lessee under any other Operative Agreement, and (subject to such § 9.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

9.4                                                                               Conveyance to Lessee

Upon full compliance by Lessee with the applicable terms of §§ 9.1.3, 9.2, and 9.3, Lessor will transfer to Lessee the Airframe or Engine(s), as applicable, with respect to which such Event of Loss occurred, in accordance with § 4.5.

9.5                                                                               Application of Payments

Any amounts received at any time by Lessor, Lessee, or any Permitted Sublessee, in respect of any Event of Loss (it being understood that amounts received in respect of property damage or loss not constituting an Event of Loss are provided for in § 10), from or on behalf of (i) any Government Entity providing any insurance or indemnity required to be maintained by Lessee pursuant to § 10.3, or (ii) any insurer providing any insurance required to be maintained by Lessee pursuant to § 10, shall in each such case be paid over to and held by Lessor, to the extent provided in § B of Annex D, and shall be applied as follows:

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.5.1                                                                     Replacement of Airframe and Engines

If such amounts are received with respect to the Airframe or any Engine(s) installed thereon at the time of such Event of Loss, upon Lessee’s compliance with the applicable terms of § 9 with respect to the Event of Loss for which such amounts are received, such amounts shall, subject to § 9.9, be paid over to, or (if received by Lessee after such compliance) retained by, Lessee.

9.5.2                                                                     Loss of Engine

If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe when the Airframe suffers an Event of Loss), upon Lessee’s compliance with the applicable terms of § 9 with respect to the Event of Loss for which such amounts are received, such amounts shall, subject to § 9.9, be paid over to, or (if received by Lessee after such compliance) retained by, Lessee.

9.5.3                                                                     Payment of Loss

If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in § 9.1.2, such amounts shall be applied as follows:

(a)                                  first, if the sum described in § 9.1.2 has not then been paid in full by Lessee, such amounts shall be applied by to the extent necessary to pay in full such sum; and

(b)                                 second, the remainder, if any, shall, subject to § 9.9, be paid to Lessee.

9.6                                                                               Requisition of Aircraft for Use

If any Government Entity requisitions the use of the Airframe and the Engines or engines installed thereon, and if the requisition does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Owner Participant of such requisition, and all of Lessee’s obligations under this Lease shall continue to the same extent as if such requisition had not occurred; provided, that, if the

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term, then the Aircraft shall be deemed to have suffered an Event of Loss and Lessee shall be deemed to have made the election set forth in § 9.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to § 9.1.2 with respect to the Aircraft on the last day of the Term.

9.7                                                                               Requisition of an Engine for Use

If any Government Entity requisitions for use any Engine but not the Airframe, Lessee will replace such Engine by complying with § 9.2 and § 9.3 to the same extent as if an Event of Loss with respect to that Engine had occurred, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with § 9.5.2.

9.8                                                                               Application of Requisition Payments

All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engine(s) or engine(s) installed thereon during the Term shall be paid over to, or retained by, Lessee, and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engine(s) or engine(s) installed thereon after the Term shall be paid over to, or retained by, Lessor; provided, that, if such requisition constitutes an Event of Loss, then all such payments shall be paid over to Lessor, and held and applied as provided in § 9.5.

9.9                                                                               Application of Payments During Default

Any amount described in this § 9 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if a Special Default exists when such payment, credit, or retention would otherwise occur, but shall instead be held by or paid over to Lessor as security for Lessee’s obligations under the Operative Agreements, and shall be invested pursuant to § 4.4 hereof, unless and until such amount is applied, at the option of Lessor, from time to time during the existence of a Special Default, to Lessee’s obligations under the Operative Agreements as and when due (any such application shall be made to such Lessee obligations as Lessor determines in its sole discretion).  If and when no Special Default exists, such amount shall be paid to Lessee to the extent not previously applied in accordance with this § 9.9.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.                               INSURANCE

10.1                                                                        Lessee’s Obligation to Insure

Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

10.2                                                                        Insurance for Own Account

Nothing in this § 10 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor or Owner Participant from obtaining insurance for its own account (and notwithstanding § 10.5 hereof, any proceeds payable under such separate insurance noted in the foregoing clauses (a) and (b) shall be payable as provided in the policy relating thereto); provided, that no insurance may be obtained or maintained under the foregoing clause (b) that would limit or otherwise adversely affect the coverage of or increase the cost of any insurance required to be obtained or maintained by Lessee pursuant to this § 10 and Annex D.

10.3                                                                        Indemnification by Government in Lieu of Insurance

During any period that the Aircraft, the Airframe, or any Engine shall have been requisitioned for use by, or possession of the Aircraft, the Airframe, or any Engine shall have been transferred to, the U.S. Government or any other Government Entity, Lessor and Owner Participant shall (subject to the terms of this § 10.3) accept, in lieu of insurance against any risk with respect to the Aircraft described in § B and § C (but, with respect to § C, as to hull coverage only) of Annex D, indemnification from, or insurance provided by, the U.S. Government (or upon Owner Participant’s prior written consent, other Government Entity), against such risk in an amount that, when added to the amount of insurance (including self-insurance otherwise permitted under the terms of Annex D), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this § 10, during the period of such requisition or transfer, shall be at least equal to the amount of

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

insurance against such risk otherwise required by this § 10 (assuming in all cases that the insurance so continued to be maintained would fully cover the noted increment notwithstanding the existence of the indemnification or insurance provided by the U.S. Government or other Government Entity). Any such indemnification or insurance provided by the U.S. Government shall provide protection no less favorable to the Indemnitees, after taking into account any insurance the Lessee or any Permitted Sublessee may continue to maintain, than the insurance coverage that would comply with the terms of this § 10. Lessee shall provide Lessor and Owner Participant with (1) evidence of such indemnification or insurance no later than two Business Days before the date such indemnification or insurance takes effect, or, if later, promptly after such information becomes available to Lessee, (2) a certificate of a Responsible Officer of Lessee stating that such indemnification or insurance complies with the preceding sentence, and (3) any other information, documentation or certificates relating to such indemnity or insurance as Owner Participant shall reasonably request.

10.4                                                                        Application of Insurance Proceeds

All proceeds of insurance or indemnities required to be maintained by Lessee, in accordance with this § 10 and § B of Annex D, in respect of any property damage or loss constituting an Event of Loss shall be paid, held and applied in accordance with § 9.5. All proceeds of insurance or indemnities required to be maintained by Lessee, in accordance with this § 10 and § B of Annex D, in respect of any property damage or loss not constituting an Event of Loss shall be paid over to and held by Lessor or Lessee, in the circumstances and to the extent provided in § B of Annex D, and shall be applied to pay (or to reimburse Lessee) for repairs or for replacement property, effected or obtained in accordance with the terms of § 8.1 and Annex C, as provided in said § B of Annex D; and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

10.5                                                                        Application of Payments During Special Default

Any amount described in § 9.5.3 or this § 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if a Special Default exists when such payment, credit, or retention would otherwise occur, but shall instead be held by or paid over to Lessor as security for Lessee’s obligations under this Lease, and shall be invested pursuant to § 4.4 unless and until such amount is applied, at Lessor’s option, from time to time during the existence of a Special Default, to Lessee’s

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

obligations under this Lease and the other Lessee Operative Agreements as and when due (any such application to be made to such obligations of Lessee as Lessor determines in its sole discretion). If and when no Special Default exists, such amount shall be paid to Lessee to the extent not previously applied in accordance with this § 10.5.

10.6                                                                        Lessor’s Right to Maintain Insurance

In the event that Lessee shall fail to maintain, or cause to be maintained, insurance as herein provided, Lessor or Owner Participant may at its option (but shall not be obligated to) provide such insurance and, in such event, Lessee shall, upon demand, reimburse such person, as Supplemental Rent, for the cost thereof; provided, that no such action by Lessor or Owner Participant shall be deemed to cure any Default resulting from such failure by Lessee.

11.                               INSPECTION

(a)                                  Lessor, Owner Participant, or their authorized representatives (the “Inspecting Parties”) may, at the times set forth below in this paragraph (a), inspect the Aircraft, Airframe, and Engines and the Aircraft Documents, and Lessee shall cooperate, and shall cause any Permitted Sublessee to cooperate, with the Inspecting Parties in connection with any such inspection, and any such Inspecting Party may make copies of the Aircraft Documents not reasonably deemed confidential by Lessee or a Permitted Sublessee. Lessee shall make any Permitted Sublease expressly subject to inspection rights consistent with this § 11.  The Inspecting Parties shall have the right to conduct such an inspection (i) at any reasonable time, as may be mutually agreed by Lessor, Owner Participant and Lessee (such agreement not to be unreasonably withheld by any such Person), it being understood and agreed, however, that an inspection shall be permitted at least once every 180 days, and (ii) at any reasonable time if and for so long as a Special Default shall have occurred and be continuing.

(b)                                 Any inspection of the Aircraft hereunder shall be a visual, walk-around inspection that may include going on board the Aircraft and examining the contents of any open panels, bays, or other components of the Aircraft, Airframe, and Engines, but shall not include the opening of any unopened panels, bays, or other components of the Aircraft, and no such inspection shall unreasonably interfere with Lessee’s or any Permitted Sublessee’s maintenance or operation of the Aircraft, the Airframe, or any Engine.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c)           Neither Lessor nor Owner Participant shall have any duty or liability to make any such visit, inspection, or survey, or any duty or (except to the extent arising directly out of its own acts) liability arising out of any such visit, inspection, or survey or failure to make any such visit, inspection, or survey.

(d)           Each Inspecting Party shall bear its own expenses in connection with any such visit, inspection, or survey (including the cost of any copies made in accordance with § 11(a)), unless a Special Default exists or such Party is making such visit, inspection, or survey to verify the correction of any material failure by Lessee or any Permitted Sublessee to comply with the terms and provisions of this Lease discovered in connection with the prior visit, inspection, or survey, then any such inspection (including the cost of such copies) shall be at Lessee’s expense.

(e)           If requested by Lessor, Lessee shall give, or shall cause any Permitted Sublessee to give, reasonable prior notice (but in any event of not less than 5 days) to Lessor of the date upon which the Aircraft, the Airframe, or any Engine undergoes its next major check, and with respect to any Engine the next off-the-wing maintenance, and shall notify Lessor of the name and location of the relevant maintenance performer and shall, upon Lessor’s request at least 3 days prior to commencement of such major check or maintenance, make available for inspection by Lessor all relevant Aircraft Documents at Lessee’s records facility in the United States, or at such Permitted Sublessee’s records facility, or at the premises of the maintenance performer.

12.          ASSIGNMENT; SUCCESSOR LESSOR

12.1                                                                        In General

This Lease and the other Lessee Operative Agreements shall bind and benefit Lessor and Lessee and their successors and permitted assigns. Except as otherwise expressly permitted in § 7.2 or § 7.3, or as required in the case of any requisition by the U.S. Government referred to in § 7.1.4, or as permitted by § 7.1.9 of the Participation Agreement, Lessee will not, without the prior written consent of Owner Participant, assign any of its rights under this Lease (and any such unpermitted assignment shall be void ab initio). Except as otherwise provided herein (including under the provisions of § 14), Lessor shall not assign or convey any of its right, title, and interest in and to this Lease or the Aircraft without Lessee’s prior written consent, such consent not to be unreasonably withheld.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

12.2                                                                        Successor Lessor

If any successor is appointed to serve as Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor shall, upon written notice by such successor to Lessee, succeed to all the rights, powers, and title of Lessor hereunder, and shall be deemed to be “Lessor” and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof, without the need for any consent or approval by Lessee (and Lessee shall consent, and shall be deemed to have consented, to any filings or registrations on the International Registry that Lessor, in its reasonable judgment, determines to be necessary of desirable to fully effectuate such succession) and without in any way altering the terms of this Lease or Lessee’s obligations under the Operative Agreements. An appointment and designation of a successor as Owner Trustee shall not exhaust the right to appoint and designate further successors or additional trustees as Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

13.          LEASE EVENTS OF DEFAULT

The existence of any one or more of the following circumstances, conditions, acts, or events, for any reason whatsoever and whether any such circumstance, condition, act, or event is voluntary or involuntary or comes about or is effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule, or regulation of any Government Entity, shall constitute an Event of Default so long as it shall not have been remedied:

13.1                                                                        Payments

(a)           Lessee fails to pay any amount of Basic Rent, Stipulated Loss Value or Make-Whole Amount within 5 Business Days after it becomes due; or

(b)           Lessee fails to pay any Supplemental Rent (other than Stipulated Loss Value or Make-Whole Amount) when due and such failure continues for a period in excess of 10 Business Days from and after the date of any written notice to Lessee of the failure to make such payment when due.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

13.2                                                                        Insurance

Lessee fails to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe, and Engines in accordance with the provisions of § 10, or Lessee shall operate the Aircraft, Airframe, or Engines, or permit or suffer the Aircraft, Airframe, or Engines to be operated, at any time when such insurance shall not be in effect.

13.3                                                                        Corporate Existence and Commercial Airlines Operations

(a)           Lessee shall fail to maintain at all times its legal existence, as required pursuant to § 7.1.1 of the Participation Agreement, or Lessee shall otherwise wind-up, liquidate, or dissolve, or Lessee shall take or fail to take any action that would have the effect of any of the foregoing; or

(b)           Lessee shall cease to be a U.S. Air Carrier, as required pursuant to § 7.1.1 of the Participation Agreement, or Lessee shall discontinue all or substantially all of its commercial airline operations; provided, that (i) if such cessation or discontinuance is capable of being corrected and Lessee is diligently proceeding to effect such correction, and (ii) such cessation or discontinuance creates no material risk of the sale, forfeiture, or loss (including loss of use) of, or damage to, the Aircraft, the Airframe, or any Engine, then such cessation or discontinuance shall not be an Event of Default unless and until such condition shall have continued unremedied for a period of (x) 30 days, or (y) if such cessation or discontinuance is not capable of being corrected within 30 days due to reasons beyond Lessee’s control (but Lessee is, nonetheless, diligently proceeding to effect such correction), 120 days.

13.4                                                                        Certain Covenants

Lessee shall not observe, perform or comply with, or shall otherwise breach, any of its obligations under § 7.1 (other than § 7.1.2 and § 7.1.3, which shall be subject to § 13.5), or § 7.2.7 (in respect of a sublease of the Aircraft or Airframe), or § 1 of Annex E, or under § 7.1.5 or § 7.1.9 of the Participation Agreement.

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13.5                                                                        Other Covenants

Lessee fails to observe or perform (or cause to be observed and performed) in any material respect any other covenant, agreement, or obligation of Lessee in any Operative Agreement, and such failure continues unremedied for a period of 30 days from and after the date of written notice thereof to Lessee from Lessor or Owner Participant unless such failure is capable of being corrected and creates no material risk of the sale, forfeiture, or loss (including loss of use) of, or damage to, the Aircraft, the Airframe, or any Engine, or any discernible risk of criminal liability or any material risk of civil penalty against Lessor or any Participant, and Lessee is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 180 days after receipt of such notice.

13.6                                                                        Representations and Warranties

Any representation or warranty made by Lessee in any Operative Agreement (a) proves to have been untrue or inaccurate in any material respect as of the date made, (b) is material at the time in question, and (c) if the effect of such incorrectness is curable (incorrectness of a representation as to financial condition being incurable), remains uncured for a period in excess of 30 days from and after the date of written notice thereof from Lessor or Owner Participant to Lessee or (if earlier) the date that a Responsible Officer of Lessee is aware of the incorrectness.

13.7                                                                        Bankruptcy and Insolvency

(a)           Lessee consents to the appointment of or the taking of possession by a receiver, trustee, or liquidator of itself or of all or substantially all of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Lessee in any such case, or Lessee seeks relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time); or

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)           an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Lessee’s consent, a receiver, trustee, or liquidator of Lessee or of all or substantially all of its property, or all or substantially all of Lessee’s property is sequestered, or granting any other relief in respect of Lessee as a debtor under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of 60 days after the date of entry thereof; or

(c)           a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Lessee, any court of competent jurisdiction assumes jurisdiction, custody, or control of Lessee or of all or substantially all of the property of Lessee, and such jurisdiction, custody or control remains in force unrelinquished, unstayed, and unterminated for a period of 60 days.

13.8                                                                        Other Obligations

(a)           An “Event of Default” exists under a Related Lease; or

(b)           Lessee (or any of its Affiliates) fails to pay, when due, any Debt and/or any lease obligations, involving (whether individually or in the aggregate) obligations in excess of $5 million, and the holder or holders of such Debt or such lease obligations (or a trustee on behalf of such holder or holders) accelerates such Debt or such lease obligations, or takes any action to cancel or terminate the associated lease arrangement, or otherwise initiates collection or foreclosure remedies or proceedings to collect such Debt or such lease obligations.

13.9                                                                        Judgments

Judgment for the payment of money in excess of $5 million (excluding any amount insured by a solvent insurer who has admitted coverage for the underlying claim) is rendered against Lessee (or any of its Affiliates), and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

14.          REMEDIES AND WAIVERS

14.1                                                                        Remedies

If any Event of Default exists, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

14.1.1                                                              Return and Repossession

Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe, or Engines, and any of the Returnable Records, as Lessor shall so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of § 5, as if the Aircraft, Airframe, Engines, or Part, or the Returnable Records, were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where the Aircraft, the Airframe, any Engine, or any Part thereof, or any of the Returnable Records, is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, and Lessee expressly waives any right it may have under applicable Law to a hearing prior to repossession of the Aircraft, Airframe, any Engine, or any Part thereof, or any of the Returnable Records.

14.1.2                                                              Sale and Use

Lessor may sell all or any part of the Aircraft, the Airframe, or any Engine, or any of the Returnable Records, at public or private sale, at such time(s) and place(s), and to such Person(s) (including Owner Participant), as Lessor determines and, without limiting the generality of the provisions of this § 14, Lessor may hold Lessee liable for the payment of any Basic Rent remaining unpaid at the time of such sale and relating to any period prior to the date of such sale; or Lessor may otherwise dispose of, hold, use, operate, lease to others, or keep idle the Aircraft, the Airframe, or any Engine, or any Part thereof, as Lessor, in its sole discretion, shall determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in § 14.1.3(b) or as otherwise provided by applicable Law, and except to the extent that such proceeds would constitute, under applicable

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Law, a mitigation of Lessor’s damages suffered or incurred as a result of the subject Event of Default.  Lessor shall give to Lessee at least 15 days’ prior written notice of the date fixed for any public sale of the Aircraft, the Airframe, or any Engine, or any Part thereof, or any of the Returnable Records, or of the date on or after which will occur the execution of any contract providing for any private sale, and Lessee acknowledges and agrees that such notice shall for all purposes be deemed to be commercially reasonable.

14.1.3                                                              Certain Liquidated Damages

Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under § 14.1.1 or § 14.1.2 with respect to the Aircraft, the Airframe, any Engine or any of the Returnable Records, Lessor, by written notice to Lessee specifying a payment date (which shall be the first SLV Date occurring not less than 10 days after the date of such notice), may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in § 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent (as applicable) for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

(a)           all unpaid Basic Rent due at any time before the SLV Date specified in such notice; plus

(b)           whichever of the following amounts Lessor, in its sole discretion specifies in such notice:

(1)               an amount equal to the excess (if any) of the present value, computed as of the SLV Date specified in such notice, discounted to such date at a rate per annum equal to 180-day LIBOR, compounded semiannually, of all unpaid Basic Rent payable during the then-remaining portion of the Term over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to present value (at a rate per annum equal to 180-day LIBOR, compounded semiannually) as of the SLV Date specified in such notice, or

(2)               an amount equal to the excess (if any) of the Stipulated Loss Value for the Aircraft, computed as of the SLV Date specified in

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

such notice, over the Fair Market Sales Value of the Aircraft, as of the SLV Date specified in such notice; plus

(c)           interest on the amounts specified in the foregoing clause (a) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

(d)           interest on the amount specified in the foregoing clause (b)(1) or (b)(2), according to Lessor’s election, at the Past-Due Rate from and including the SLV Date specified in such notice to the date of payment of such amount; plus

(e)           any Make-Whole Amount; plus

(f)            all other amounts due pursuant to § 14.1.6.

14.1.4                                                              Liquidated Damages Upon Sale

If, pursuant to § 14.1.2 or applicable Law, Lessor has sold the Aircraft, the Airframe or any Engine, then, in lieu of exercising its rights under § 14.1.3 with respect to the Aircraft, the Airframe or any Engine, Lessor may, if Lessor so elects, upon giving written notice to Lessee, demand that Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in § 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent payable for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

(a)           all unpaid Basic Rent due and payable at any time before the SLV Date that occurs on or immediately preceding the date of such sale; plus

(b)           an amount equal to the excess, if any, of (1) the Stipulated Loss Value of the Aircraft, the Airframe or the Engine, as the case may be, computed as of the SLV Date used in the foregoing clause (a) for the computation of unpaid Rent, over (2) the net proceeds of such sale (minus all reasonable costs actually incurred by Lessor and Owner Participant in connection with the sale) or if such sale is a private sale and is made to Owner Participant or any Affiliate thereof, the Fair Market Sales Value of the Aircraft, Airframe or Engine, as the case may be, determined as of the date of such sale; plus

(c)           interest on the amounts specified in the foregoing clause (a) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)           interest on the sum of the amounts specified in the foregoing clause (b) at the Past-Due Rate from and including the date of such sale to the date of payment of such amounts; plus

(e)           any Make-Whole Amount; plus

(f)            all other amounts due pursuant to § 14.1.6.

14.1.5                                                              Rescission

Lessor may (a) at its option, rescind or terminate this Lease as to the Aircraft, the Airframe, or any Engine, or any Part thereof, or (b) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including Lessee’s agreement to lease the Aircraft for the Term and to pay Rent.

14.1.6                                                              Other Remedies

In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this § 14), Lessee shall be liable for any and all unpaid Rent due hereunder before, during, or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys’ fees and other costs and expenses of Lessor and Owner Participant, including interest on overdue Rent at the rate as herein provided, incurred by reason of the existence of any Event of Default or the exercise of Lessor’s remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft, the Airframe, any Engine, or any Part thereof, in accordance with the terms of § 5, or in placing the Aircraft, Airframe, Engine, or Part in the condition and airworthiness required by § 5. Without limiting, and notwithstanding, any other provision of this Lease or any other Operative Agreement, Lessor shall be entitled to use and apply all or any portion of the Security Deposit for the purposes, and in the manner, set forth in Section 3.2.3(b) hereof.

14.2                                                                        Limitations Under CRAF

Notwithstanding the provisions of § 14.1, during any period that the Aircraft, the Airframe, or any Engine is subject to CRAF in accordance with the provisions of § 7.2.3 and in the possession of the U.S. Government, Lessor

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit Lessee’s control under this Lease (or any Permitted Sublessee’s control under any Permitted Sublease) of the Aircraft, the Airframe, or such Engine, unless Lessor gives at least 30 days’ (or such other period as may then apply under CRAF) written notice of default hereunder by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force, most-recently identified by notice from Lessee to Lessor pursuant § 7.2.3, to whom notices must be given under the contract governing Lessee’s (or any Permitted Sublessee’s) participation in CRAF with respect to the Aircraft, the Airframe, or any Engine.

14.3                                                                        Right to Perform for Lessee

If Lessee (a) fails to make any payment of Rent required to be made by it hereunder or (b) fails to perform or comply with any of its agreements contained herein, then, after giving reasonable advance notice (if reasonably practicable (and Lessee agrees that no more than two day’s advance notice shall be required in any event)) to Lessee of its intent to do so (with the understanding that, in certain circumstances, the absence of any advance notice may be reasonable), Lessor or Owner Participant may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement (as applicable), together with interest thereon at the Past-Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Owner Participant, whichever is entitled thereto.  No such payment, performance or compliance shall be deemed to waive any Default or otherwise relieve Lessee of its obligations with respect thereto.

14.4                                                                        Determination of Fair Market Rental Value and Fair Market Sales Value

For the purpose of this § 14, the Fair Market Rental Value or the Fair Market Sales Value of the Aircraft, the Airframe, or any Engine shall be determined on an “as is, where is” basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of such an aircraft, airframe, or engine.  Any such determination shall be made by an Appraiser selected by Lessor, and the costs and expenses associated therewith shall be borne by

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Lessee; provided, that, if Lessor does not obtain possession of the Aircraft pursuant to this § 14 within a commercially reasonable period, an Appraiser shall not be appointed, and Fair Market Rental Value and Fair Market Sales Value for purposes of this § 14 shall be zero.

14.5                                                                        Lessor Appointed Attorney-in-Fact

Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of this and any other Operative Agreement and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, that Lessor may only take action or execute instruments under this § 14.5 after this Lease has been cancelled or terminated because of an Event of Default.  Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder, are coupled with an interest, and shall be irrevocable.  Without limiting the generality of the foregoing or any other rights of Lessor under the Operative Agreements, Lessor shall (if this Lease has been cancelled or terminated because of an Event of Default) have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, the Airframe, or any Engine, or this Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Lease, and settle, adjust, or compromise any claims for loss, damage, or destruction under, or take any other action in respect of, any such policy or policies.

14.6                                                                        Remedies Cumulative

Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy, or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity.  Each and every right, power, remedy, and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy, and privilege given under the Operative Agreements or now or hereafter existing at law or in equity.  Each and every right, power, remedy, and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor.  All such rights, powers, remedies, and privileges shall be cumulative and not mutually exclusive, and

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

15.          LESSEE’S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

(a)           This Lease is a net lease, and (except as otherwise provided in the Operative Agreements) it is intended that Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural, in connection with the use, operation, maintenance, repair, and reconstruction of the Airframe and each Engine.  Lessee’s obligation to pay all Rent payable hereunder and to perform all its other obligations hereunder shall be absolute and unconditional, and shall be construed as covenants separate and independent from the agreements or undertakings of any other Person, including Lessor or Owner Participant, and shall not be affected by any event or circumstance, including: (1) any setoff, counterclaim, recoupment, defense, or other right that Lessee may have against Lessor, Owner Participant, Airframe Manufacturer, Engine Manufacturer, any Indemnitee, or any other Person for any reason whatsoever; (2) any defect in the title, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, the Airframe, or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (3) any insolvency, bankruptcy, reorganization, or similar proceedings by or against Lessee or any other Person; (4) any restriction, prevention or curtailment of or interference with any use of the Aircraft, the Airframe, any Engine, or any part thereof; (5) any claim that Lessee has or might have against any Person; (6) any failure on the part of Lessor or Owner Participant to perform or comply with any of the terms of this Lease or any other Operative Agreement, or any breach of any representation or warranty by Lessor or Owner Participant; (7) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (8) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

(b)           If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

accordance with the terms hereof had this Lease not been terminated in whole or in part.  All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution, or proration by reason of any circumstance or occurrence whatsoever.  Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit, or surrender this Lease or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent, except in accordance with the express terms hereof.  Each payment of Rent made by Lessee shall be final as to Lessor, Owner Participant and Lessee and, except for any computational error, Lessee will not seek to recover all or any part of any such payment of Rent for any reason whatsoever.

(c)           All obligations, liabilities, covenants, and undertakings of Lessee in this Agreement or in any other Operative Agreement shall be performed, observed, and complied with at Lessee’s sole cost and expense, whether or not so expressed, unless otherwise expressly provided.

(d)           Nothing set forth in this § 15 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor, Owner Participant or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee’s obligations hereunder to pay Rent, and other than the matters specified in paragraphs (a) and (b) above).

(e)           Nothing set forth in this § 15 shall be construed to require Lessee to pay for or reimburse any costs or expenses incurred with respect to the deregistration of the Aircraft prior to or on the Delivery Date.

16.          ADDITIONAL RIGHTS AND OBLIGATIONS

In addition to the other terms and provisions of this Lease, Lessee and Lessor shall have the rights and obligations set forth in Annex E (both Parts 1 and 2 thereof), the provisions of which are hereby incorporated by this reference as if set forth in full herein.

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17.          MISCELLANEOUS

17.1                                                                        Amendments

No provision of this Lease may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Lease that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by Lessor and Lessee.  Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given.  No provision of this Lease shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in an agreement, document, or instrument in writing and signed by Lessor and Lessee.

17.2                                                                        Severability

If any provision hereof shall be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction.  If, however, any Law pursuant to which such provisions are held invalid, illegal, or unenforceable may be waived, Lessor and Lessee hereby waive such Law to the full extent permitted, to the end that this Lease shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

17.3                                                                        Third-Party Beneficiary

This Lease is not intended to provide, and shall not provide, any Person not a party hereto (other than the Benefitted Persons) with any rights of any nature whatsoever against either of the parties hereto, and, except as expressly provided in the Participation Agreement or any other Operative Agreement, no Person not a party hereto (other than the Benefitted Persons) shall have any right, power, or privilege in respect of this Lease, or have any benefit or interest arising out of this Lease. For purposes of this § 17.3, the term “Benefitted Persons” shall mean Owner Participant, any Permitted Sublessee (but only to the extent provided in § 4.3), the Persons referred to in § 7.5, and any Indemnitee or Tax Indemnitee under § 9 of the Participation Agreement.

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17.4                                                                        Reproduction of Documents

This Lease (including all annexes, schedules, and exhibits hereto) and all agreements, instruments, and documents relating hereto, including (a) consents, waivers, and modifications that may hereafter be executed, and (b) financial statements, certificates, and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction likewise is admissible in evidence.

17.5                                                                        Counterparts

This Lease and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. The single fully-executed original of this Lease marked “Original” on the signature page hereof is the original for chattel paper purposes, and all other counterparts are duplicates for chattel paper purposes and are marked “duplicate” on the signature page hereof. No security interest in this Lease may be perfected by the possession of any counterpart other than the “Original”.

17.6                                                                        Notices

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in § 14.7 of the Participation Agreement.

17.7                                                                        Governing Law; Jurisdiction and Venue; No Jury Trial

(a)          This Lease shall in all respects be governed by the laws of the State of New York, including all matters of construction, validity, and performance, without reference to any rules relating to conflicts of laws

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(other than Sections 5-1401 and 5-1402 of the New York General Obligations Law); provided that, all matters in any way relating to, or arising in connection with, the CTC, the CTC Registrations, or the International Interests of Lessor relating to the Airframe and the Engines and constituted under and pursuant to this Lease, shall be construed and interpreted in conformity with the “Official Commentary on the Convention on International Interests in Mobile Equipment and the Protocol thereto on Matters Specific to Aircraft Equipment”, Revised Edition 2008, written by Professor Sir Roy Goode and published by the International Institute for the Unification of Private Law (Unidroit).

(b)           Each party hereto hereby irrevocably agrees, accepts, and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit, or proceeding with respect to any matter relating to or arising out of or in connection with the Operative Agreements.

(c)           Each party hereto hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents of any of the aforementioned courts in any such suit, action, or proceeding may be made by delivering copies thereof by registered or certified mail, postage prepaid, at the address set forth pursuant to § 17.6.  Each party hereto hereby agrees that service upon it, or any of its agents, in each case in accordance with this § 17.7(c), shall constitute valid and effective personal service upon such party, and each party hereto hereby agrees that the failure of any of its agents to give any notice of such service to any such party shall not impair or affect in any way the validity of such service on such party or any judgment rendered in any action or proceeding based thereon.

(d)           Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper, or that any Operative Agreement may not be enforced in or by such courts.

(e)           Each party hereto hereby waives its right to a jury trial of any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to the Operative Agreements.

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(f)            Each party hereto irrevocably and unconditionally agrees that final judgment against it in any of the aforesaid actions, suits, or proceedings shall be conclusive (subject to permitted appeals) and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of its obligations and liabilities.

(g)           Each party hereto represents and warrants that it has reviewed this § 17.7 with its legal counsel, and that it knowingly and voluntarily accepts and agrees to this § 17.7 following consultation with such legal counsel.  This § 17.7 is irrevocable and unconditional, and shall apply to all amendments, supplements, and modifications to the Operative Agreements.

17.8                                                                        No Waiver

No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies, or privileges under this Lease or provided at Law, in equity or otherwise shall impair, prejudice, or constitute a waiver of any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy, or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Lease, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

17.9                                                                        Survival

The representations, warranties, indemnities, and covenants set forth herein shall, as to events occurring and circumstances arising or existing at or before the end of the Term, survive the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the other Operative Agreements, the Trust Estate, and the Trust Agreement, and the expiration or other termination of this Lease or any other Operative Agreement, except to the extent otherwise expressly provided herein or therein.

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17.10                                                                 Further Assurances

(a)           Each party hereto shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further agreements, instruments, certificates, or other documents, and shall do and cause to be done such further things, as the other party hereto reasonably requests in connection with the administration of, or to carry out more effectively the purposes of this Lease.

(b)           Without limiting the foregoing, Lessee shall do or cause to be done any and all further acts and things which may, in the reasonable judgment of Lessor, be required under the terms of the CTC (or any other agreement, treaty, convention, pact or by any practice, custom, or understanding recognized as having wide application or control involving any jurisdiction in which Lessee or any Permitted Sublessee may operate the Aircraft or any Engine) to perfect and preserve Lessor’s interests in and to the Airframe, each Engine and this Lease, and to establish and protect the rights and remedies created or intended to be created or provided for in favor of Lessor hereunder and under the other Operative Documents, including without limitation, promptly and duly executing and delivering to Lessor such further documents, assurances and consents, and taking such further action as Lessor may from time to time reasonably request.

17.11                                                                 Entire Agreement

This Lease, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and all prior understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entirety.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement N491HA.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, as Lessor

By:
Name:
Title:

HAWAIIAN AIRLINES, INC., as Lessee

By:
Name:
Title:

By:
Name:
Title:

[This is the Original executed counterpart of the Lease for chattel paper purposes.]

[or]

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[This is a duplicate executed counterpart, and is not the original counterpart, of the Lease, for chattel paper purposes.]

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A — LEASE SUPPLEMENT

LEASE SUPPLEMENT N0.

LEASE N        HA SUPPLEMENT NO.      , dated                           , 20      (this “Lease Supplement”), between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement N        HA, dated as of                              , 20      , with Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called “Lessor”), and HAWAIIAN AIRLINES, INC., a Delaware corporation, as Lessee (“Lessee”).

Lessor and Lessee have heretofore entered into that certain Lease Agreement N        HA, dated as of                          , 20     , relating to one Boeing Model 717-200 aircraft (herein called the “Lease” and the defined terms therein being hereinafter used with the same meanings).  The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease Supplement is attached and of which this Lease Supplement is a part is being filed for recordation on the date hereof with the FAA as one document.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1.             [RESERVED]

2.             Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 717-200 aircraft (the “Aircraft”), which Aircraft as of the date hereof consists of the following components:

(i)            Airframe: One used 717-200 Model (Generic Model 717-200) airframe bearing U.S. Registration Mark N       HA and manufacturer’s serial no.             , and that is type-certified by the Aviation Authority to transport (1) at least eight (8) persons (including crew) or (2) goods in excess of 2750 kilograms (6050 pounds); and

(ii)           Engines:  two Rolls-Royce Deutschland Ltd & Co KG Model BR715 A1-30 engines bearing, respectively, manufacturer’s

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serial nos.             and            (each of which engines is turbine-powered and has 550 or more rated takeoff horsepower or the equivalent of such horsepower).

3.             The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof, and the location of such delivery is                                           .

4.             Lessee hereby confirms its agreement to pay Lessor Rent for the Aircraft in accordance with Section 3, and the other provisions, of the Lease.

5.             Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative Agreements.

6.             All the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

7.             This Lease Supplement may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

8.             To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart indicating it to be the original counterpart of this Lease Supplement for chattel paper purposes, on the signature page thereof.

[Intentionally left blank.  Signature page follows.]

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IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, as Lessor

By
Name:
Title:

HAWAIIAN AIRLINES, INC.,
Lessee

By
Name:
Title:

By
Name:
Title:

[This is the Original executed counterpart of the Lease Supplement for chattel paper purposes.]

[or]

[This is a duplicate executed counterpart, and is not the original counterpart, of the Lease Supplement, for chattel paper purposes.]

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EXHIBIT B - AIRCRAFT DESCRIPTION

AIRCRAFT DESCRIPTION

The Aircraft is a Boeing model 717-200 aircraft, consisting of (1) an airframe bearing FAA registration no. N912ME (to be N491HA) and manufacturer’s serial no. 55175, (2) two Rolls-Royce Deutschland Ltd & Co KG Model BR715 A1-30 engines (each of which is turbine-powered and has 550 or more rated takeoff horsepower or its equivalent), bearing manufacturer’s serial nos. 13454 and 13411 and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

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B-1

EXHIBIT C - RETURN ACCEPTANCE SUPPLEMENT

RETURN ACCEPTANCE SUPPLEMENT N491HA

This Supplement, dated                     , 20    , is entered into between Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under Trust Agreement N912ME, dated as of June 28, 2011, with BCC Equipment Leasing Corporation (such Owner Trustee, in its capacity as trustee, being referred to as “Lessor”), and Hawaiian Airlines, Inc. (“Lessee”), a Delaware corporation.

Lessor and Lessee have entered into Lease Agreement N491HA (the “Lease”), dated as of June 28, 2011, relating to the Boeing model 717-200  aircraft described below. Terms defined in the Lease have the same meanings when used in this Supplement.

Lessor and Lessee hereby agree as follows:

1.             Lessor and Lessee are executing this Return Acceptance Supplement to confirm that, on the date hereof, Lessee returned the following Airframe and Engines to Lessor:

Airframe:  U.S. registration no. N491HA; manufacturer’s serial no. 55175; and

Engines:  two Rolls-Royce Deutschland Ltd & Co KG engines, bearing manufacturer’s serial nos. 13454 and 13411.

2.             This Return Acceptance Supplement is being delivered in                                           .

3.             Lessor and Lessee agree that the return of the Aircraft complies with § 5 and Annex B of the Lease, except as set forth below:

4.             Lessor and Lessee agree that the Lease is terminated, except for the provisions thereof that expressly survive termination.

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C-1

IN WITNESS WHEREOF, Lessor and Lessee have executed this Return Acceptance Supplement N491HA.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, as Lessor

By:
Name:
Title:

HAWAIIAN AIRLINES, INC., as Lessee

By:
Name:
Title:

By:
Name:
Title:

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

C-2

SCHEDULE 1-PART A

CERTAIN TERMS

Defined Term	Definition

Scheduled Delivery Date	[**]
Delivery Date	[**]
Delivery Location	[**]
Document Date	[**]
Minimum Liability Insurance Amount	[**]
Minimum Amount	[**]
Past-Due Rate	[**]
Payment Date	[**]
Purchase Date	[**]
Scheduled Expiration Date	[**]
Security Deposit	[**]
Threshold Amount	[**]

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SCHEDULE 1-PART B

CTC REGISTRATIONS

1.             International Interest in respect of the lease of the Airframe from Lessor to Lessee under the Lease.

2.             International Interest in respect of the lease of the Engine bearing manufacturer’s serial number 13454 from Lessor to Lessee under the Lease.

3.             International Interest in respect of the lease of the Engine bearing manufacturer’s serial number 13411 from Lessor to Lessee under the Lease.

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SCHEDULE 2

[**]

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SCHEDULE 3

[**]

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SCHEDULE 4-PART A

[RESERVED]

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SCHEDULE 4-PART B

[RESERVED]

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SCHEDULE 5

[**]

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SCHEDULE 6

[**]

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SCHEDULE 7

PLACARDS

Owned by and Leased from
Wells Fargo Bank Northwest, National Association,
as trustee

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SCHEDULE 8

[**]

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ANNEX A

PART 1

DEFINITIONS

GENERAL PROVISIONS

(a)                                  In each Operative Agreement, unless otherwise expressly provided, a reference to:

(1)                              each of “Lessee”, “Lessor”, “Owner Trustee”, “Owner Participant”, and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2)                              any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement or other document entered into in substitution or replacement therefor;

(3)                              any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Delivery Date, and thereafter from time to time;

(4)                              “Agreement”, “this Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(5)                              “including”, “include”, and terms or phrases of similar import means “including etc., without limitation”; and

(6)                              a reference to a “section” or “§”, an “Exhibit”, an “Annex”, or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)                                 Each exhibit, annex, and schedule to each Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

(c)                                  Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d)                                 Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e)                                  Unless otherwise indicated, references in this Lease to Articles, Chapters and the Preamble of the CTC are references to the English language version of the Consolidated Text and any reference herein to a provision of the Consolidated Text is a reference to the English language version of the provision of the Convention or the Aircraft Protocol from which it is derived, the Convention and the Aircraft Protocol being read and interpreted together as a single instrument as required by Article 6(1) of the Convention.

(f)                                    CTC-related provisions of any Operative Agreement will prevail in the case of a conflict with non-CTC-related provisions.

DEFINED TERMS

Actual Knowledge: (a) as it applies to Owner Trustee, actual knowledge of a Responsible Officer in the Corporate Trust Department, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more-senior officer of Owner Participant or Lessee (respectively), or any Responsible Officer of Owner Participant or Lessee (respectively); provided, that each of Lessee, Owner Participant, and Owner Trustee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Lessee, Owner Participant, or Owner Trustee, given pursuant to § 14.7 of the Participation Agreement.

Additional Insured: defined in § D of Annex D to the Lease.

Affiliate of any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and

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2

“controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of the two payments, after deducting all Taxes (taking into account any related deduction, credit, reduction in income or other Tax benefit recognized and actually utilized by such Person or any of its Affiliates in reducing its Taxes), is equal to the payment due to such Person.

Aircraft: the Airframe and the two Engines.

Aircraft Description Exhibit: Exhibit B to the Lease.

Aircraft Documents: all technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that are required by the FAA, the Lease or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines, or Parts, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe, or Engines under § 5 of the Lease; and such term shall include all additions, renewals, revisions, and replacements of any such materials from time to time made, or required to be made, in accordance with the Lease, the Maintenance Program, or such FAA regulations, in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper, or computer disk or other electronic medium) such materials are maintained or retained by or on behalf of Lessee (provided, that all such materials shall be maintained in the English language), and shall include all Returnable Documents.

Aircraft Protocol: the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (as amended, supplemented or modified from time to time) and from and after the effective date of the Convention in the relevant Contracting State shall mean when referring to the Aircraft Protocol with respect to such Contracting State, the Aircraft Protocol, as in effect in such Contracting State unless otherwise indicated.

Airframe: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number, and Airframe Manufacturer’s serial number set forth in the Aircraft Description

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3

Exhibit, or (2) any Replacement Airframe, including in either case any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts does not vest in Lessor in accordance with § 8.1 and Annex C of the Lease.  Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the “Airframe” for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Lease and shall cease to be the “Airframe”.

Airframe Manufacturer: the Boeing Company.

Applicable Hawaii Tax Law: Act 105, Session Laws of Hawaii 2011, Relating to Taxation.

Appraiser: a firm of independent aircraft appraisers internationally recognized as having experience and expertise in appraising large commercial jet passenger aircraft.

APU: the auxiliary power unit installed on the Aircraft on the Delivery Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such auxiliary power unit shall not be vested in Lessor in accordance with § 8.1 of the Lease, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with the Lease as to which title is required to be vested in Lessor in accordance with § 8.1 of the Lease.

APUHSA: any applicable fleet hour, fleet support, or related agreement of the Lessee in connection with the APU, or any successor agreement, each as approved by the Lessor.

Associated Rights: is defined in the CTC.

Aviation Authority: the FAA.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Basic Rent: the rent payable for the Aircraft pursuant to § 3.2.1 of the Lease.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4

Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Honolulu, Hawaii, Salt Lake City, UT, or Seattle, WA (solely with respect to a payment by Owner Participant).

Cash Equivalents: the following securities (which shall mature within 90 days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, WFB or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rating of “A” or better from Fitch Ratings, Ltd.; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s or Moody’s equal to or higher than A1 or P1, respectively.

Citizen of the United States: defined in § 40102(a)(15) of the Transportation Code and in the FARs.

Closing: the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

Code: the Internal Revenue Code of 1986.

Consolidated Text: the Consolidated Text of the CTC which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (as amended, supplemented or modified from time to time).

Convention: the Convention on International Interests in Mobile Equipment which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (as amended, supplemented or modified from time to time) and from and after the effective date of the Convention in the relevant Contracting State shall mean when referring to the Convention with respect to such Contracting State, the Convention, as in effect in such Contracting State unless otherwise indicate.

Contracting State: a country that has ratified, accepted, approved or acceded to the CTC in accordance with its terms and any denunciation by such Contracting State of the CTC which in accordance with the terms of the CTC has not yet taken effect.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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CTC: the Convention and the Aircraft Protocol together and, from and after the effective date of the CTC in the relevant Contracting State, shall mean when referring to the CTC with respect to such Contracting State, the CTC, as in effect in such Contracting State unless otherwise indicated.

CTC Registrations: the registrations set forth in Schedule 1 - Part B to the Lease.

Corporate Trust Department or Trust Office: Owner Trustee’s principal corporate trust office, located from time to time at Owner Trustee’s address for notices under the Participation Agreement, or such other office at which Owner Trustee’s corporate trust business shall be administered and which Owner Trustee specifies by notice in writing to Lessee and Owner Participant.

CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. § 9511 - 13, or any similar substitute program.

Debt: any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or any other liabilities evidenced or to be evidenced by bonds, debentures, notes, or other similar instruments.

Default: any condition, circumstance, act, or event that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

Delivery Date: defined in Schedule 1 — Part A to the Lease, such date being the date, which shall be a Business Day, when the Aircraft is delivered to and accepted by Lessee under the Lease and when the Closing occurs.

Delivery Deadline: 5:00 p.m., local time at the Delivery Location, on the date that is the last day of the second month following the month of the Scheduled Delivery Date.

Delivery Location: defined in Schedule 1 — Part A to the Lease.

Document Date: defined in Schedule 1 — Part A to the Lease.

Dollars, United States Dollars, or $: the lawful currency of the United States.

Engine: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number in the Aircraft Description Exhibit and originally

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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installed on the Airframe on delivery thereof pursuant to the Lease, or (2) any Replacement Engine, in any case whether or not from time to time installed on the Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts does not vest in Lessor in accordance with § 8.1 and Annex C of the Lease.  Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an “Engine” for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Lease and shall cease to be an “Engine”.

Engine Manufacturer: Rolls-Royce Deutschland Ltd. and Co. KG.

ERISA: the Employee Retirement Income Security Act of 1974.

Event of Default: any one or more of the conditions, circumstances, acts, or events set forth in § 13 of the Lease.

Event of Loss with respect to the Aircraft, the Airframe, or any Engine: any of the following circumstances, conditions, or events with respect to such property, for any reason whatsoever:

(1)                                  the destruction of such property, damage to such property beyond practical or economic repair, or rendition of such property permanently unfit for normal use by Lessee;

(2)                              the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(3)                              any loss of such property or loss of use of such property that continues until the earlier of (aa) the last day of the Term, and (bb) the date that is 90 days after the commencement of such loss, as a consequence of any theft, hijacking, or disappearance of such property;

(4)                              any taking of title to such property by any Government Entity or purported Government Entity (whether by seizure, condemnation, confiscation, requisition, or otherwise);

(5)                              any seizure, condemnation, confiscation, taking, or

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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requisition of use of such property that continues until the earliest of (aa) the last day of the Term, (bb) the date upon which the Aircraft is modified, altered, or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (cc) the date on which the restrictions set forth in § 7.1.5 are violated (because such property is operated or located in any area excluded from coverage by any insurance policy or indemnity required to be maintained in respect of such property), or (dd) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (dd) shall not apply to such loss of use;

(6)                              as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee’s business of passenger air transportation is prohibited for a period expiring on the earlier to occur of (aa) the last day of the Term, and (bb) the date that is 180 days following commencement of such prohibition, unless, before the expiration of such 180-day period, Lessee undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Lessee, then the date that is 360 days following commencement of such prohibition; and

(7)                              the basing of the Aircraft, while under requisition for use by any Government Entity, in any area excluded from coverage by any required insurance policy (unless the required U.S. governmental indemnity in lieu of such insurance, provided for in § 10.3 of the Lease, is in place).

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use, or prohibition, except that for purposes of clauses (3), (5), and (6) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

Exchange Act:  the Securities Exchange Act of 1934, as amended and supplemented from time to time.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including claims or liabilities based or asserted

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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upon (a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark, or other property or other right, and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation), including all such costs, expenses, and disbursements incurred by any person in asserting, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, § 9 of the Participation Agreement; provided, however, that Expenses shall not include any costs or expenses with respect to the deregistration of the Aircraft incurred on or prior to the Delivery Date.

FAA: the Federal Aviation Administration of the United States, or any Government Entity succeeding to the functions of such Federal Aviation Administration.

FAA Counsel: McAfee & Taft. P.C.

FAA-Filed Documents: the Lease, the Lease Supplement No. 1, the Trust Agreement, an application for registration of the Aircraft with the FAA in Owner Trustee’s name, and the related affidavits of U.S. citizenship.

FARs: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

Fair Market Rental Value: the fair market rental value in Dollars for the Aircraft that would apply in an arm’s-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, for the applicable period, assuming that (1) rent would be paid monthly, in advance, and (2) the Aircraft would be leased during any such applicable period on the same terms and conditions (except for Basic Rent amount) as during the Term.

Fair Market Sales Value: the fair market sales value in Dollars for the Aircraft that would apply in an arm’s-length all cash transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, in a transaction that would close on or about the relevant time of determination.

Financing Statements: UCC-1 financing statements covering the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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lessor, for filing in Delaware, and each other jurisdiction where (in Owner Trustee’s opinion) filing is reasonably desirable.

First Installment: defined in Section 3.2.3 of the Lease.

Force Majeure:  any delay or nonperformance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting, directly or indirectly, the Aircraft, Lessor, Owner Participant or any other Person, or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from suppliers in a timely manner, or any other cause to the extent that such cause is beyond the control of Lessor or Owner Participant whether above mentioned or not and whether or not similar to the foregoing

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC, and applied on a basis consistent with prior periods except as disclosed in the pertinent Person’s financial statements.

Government Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity (including, without limitation, the Supervisory Authority and the Registrar, as defined in Article 1(yy) and Article 1(qq), respectively, of the CTC) having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

Holdings: Hawaiian Holdings, Inc.

Indemnitee: (1) WFB and Owner Trustee; (2) each separate or additional trustee appointed pursuant to the Trust Agreement; (3) Owner Participant; (4) the Trust Estate; (5) each Affiliate of the Persons described in clauses (1), (2), and (3), (6) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (3) and in clause (5); and (7) the successors

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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and permitted assigns of the Persons described in clauses (1) through (3), and in clauses (5) and (6).  If any Indemnitee is Airframe Manufacturer or Engine Manufacturer, such Person shall be an Indemnitee only in its capacity as Owner Participant.

Inspection Location:  any place as the parties shall agree.

International Interest: is defined in the Convention.

International Registry: the international registration facilities established for the purposes of and pursuant to the CTC by Aviareto in Dublin, Ireland.

International Registry Regulations: the regulations issued pursuant to Article 17(2) of the Convention and Article XVIII of the Aircraft Protocol.

Law: (1) any constitution, statute, law, decree, regulation, order, rule, or directive of any Government Entity, (2) any multinational or international treaties, conventions or accords to which any Government Entity is signatory or party (including, without limitation, the CTC and all International Registry Regulations), and (3) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

Lease or Lease Agreement: Lease Agreement N491HA, dated as of the Document Date, between Owner Trustee and Lessee.

Lease Supplement:  a supplement to the Lease, in the form of Exhibit A to the Lease.

Lease Supplement No. 1:  the initial Lease Supplement, dated the Delivery Date.

Lessee: Hawaiian Airlines, Inc., a Delaware corporation.

Lessee Operative Agreements: the Participation Agreement, the Lease, the Lease Supplement No. 1, and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date or otherwise designated by Lessee and such other party as a “Lessee Operative Agreement”.

Lessor: Owner Trustee in its capacity as lessor under the Lease.

Lessor Lien: with respect to any Person, on any property (including the Trust Estate, the Aircraft, Airframe, Engines, Parts, or Aircraft Documents) or

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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any payments, any Lien on such property or payments that results from (1) claims against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the Transactions, (2) acts or omissions of such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of its obligations under any of the terms of the Operative Agreements, or not related to the Transactions, (3) Taxes against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates that Lessee is not required to indemnify under the Participation Agreement or any other Operative Agreement, or (4) from claims against such Person arising out of its transfer of all or part of its interest in the Aircraft, the Trust Estate, or the Operative Agreements, other than a Transfer required by the terms of the Operative Agreements or occurring pursuant to the exercise of remedies set forth in § 14 of the Lease.

LIBOR: a rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to the offered rate quoted for Dollars on Telerate Page 3750 as of 11:00 a.m. (London time), on the day two London Business Days prior to the determination date, for a 180-day period.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property, including without limitation any International Interest or Associated Right.

Maintenance Program: defined in Annex C to the Lease.

Maintenance Reserves:  defined in Section F of Annex C to the Lease.

Make-Whole Amount: an amount equal to the greater of (a) zero and (b) (1) the present value, discounted on a semiannually compounded basis utilizing an interest factor equal to the Reinvestment Yield, of the principal payments (including the payment at final maturity), and the interest payments, shown in the notional debt amortization set forth on Schedule 5 to the Lease, from the respective dates on which, but for the occurrence of the event or circumstance (as provided for in the Lease) giving rise to the requirement to calculate a Make-Whole Amount, such notional principal payments and interest payments would have been payable pursuant to such Schedule 5 to the Lease, minus (2) the notional debt balance (as shown on such Schedule 5 to the Lease and determined as of the date specified in the applicable provisions of the Lease, and in any event determined as of the same date as the amount described in the foregoing clause (1)) plus accrued but unpaid interest thereon.  For purposes of this definition, “Reinvestment Yield”

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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shall mean the sum of one-half of one percent (.50%) plus the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining weighted average life to maturity of such notional debt, and determined as of the same date as the amounts described in the foregoing clauses (1) and (2)), as published by the Federal Reserve Board in its Statistical Release H.15(519) or any successor publication for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated in good faith by Lessor.  If no possible maturity exactly corresponds to such weighted average life to maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.

Materially Adverse Change with respect to any Person: any event, condition, or circumstance that materially adversely affects (i) such Person’s business, business prospects or consolidated financial condition, or (ii) such Person’s ability to observe and perform its obligations, liabilities, and agreements under the Operative Agreements; provided that, with respect to Lessee, and solely for purposes of any determination under § 5.1.10 of the Participation Agreement, (x) the elements described in the preceding clause (i) shall not be considered applicable, and (y) there shall be excluded from the operation and effect of the preceding clause (ii) any material adverse change in the national regulatory regime covering the operations of U.S. Air Carriers, generally, and any material adverse change in the financial condition or business prospects of the United States airline industry generally.

Minimum Liability Insurance Amount: defined in Schedule 1 — Part A to the Lease.

Moody’s: Moody’s Investors Service, Inc. and its successors and assigns, and, if Moody’s Investors Service, Inc. and its successors and assigns no longer issues securities ratings, the term “Moody’s” shall include at the option of the Lessee, any other Person that issues internationally accepted securities ratings designated by the Lessee in a written notice to the Owner Participant and reasonably acceptable to the Owner Participant, and, upon the inclusion in this definition of such other Person, each reference in the Operative Documents to a rating issued by Moody’s shall be deemed automatically replaced with a reference to the comparable rating issued by such Person.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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MPD: the Airframe Manufacturer’s Maintenance Planning Document for the Aircraft.

Net Worth for any Person: the excess of its total tangible assets over its total liabilities.

Non-U.S. Person: any Person, other than a United States person as defined in Code § 7701(a)(30).

Officer’s Certificate of any party to the Participation Agreement: a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Participation Agreement, the Trust Agreement, the Lease, the Lease Supplement No. 1 and each other Lessee Operative Agreement.

Owner Participant: BCC Equipment Leasing Corporation and its permitted transferees; except that, after an Owner Participant Transfers its interest to a successor Owner Participant, such transferor shall not be an “Owner Participant”.

Owner Participant Agreements: the Participation Agreement, the Trust Agreement, and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date or otherwise designated by Owner Participant and such other party as an “Owner Participant Agreement”.

Owner Trustee: Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

Owner Trustee Agreements: the Participation Agreement, the Lease, the Lease Supplement No. 1, the Trust Agreement, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date or otherwise designated by Owner Trustee and such other party as an “Owner Trustee Agreement”.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Participation Agreement: Participation Agreement N491HA, dated as of the Document Date, among Lessee, Owner Participant, Owner Trustee.

Parts: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (including avionics and the APU, but excluding Engines or engines) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine, and as such term may be further defined in Annex C to the Lease.

Past-Due Rate: defined in Schedule 1 — Part A to the Lease.

Payment Date: defined in Schedule 1 — Part A to the Lease.

Payment Period: each of the periods during any two consecutive Payment Dates, in each case beginning on a Payment Date, the first such period commencing on and including the Delivery Date.

Permitted Air Carrier: any Permitted Foreign Air Carrier or U.S. Air Carrier.

Permitted Country: any country listed on Schedule 6 to the Lease or otherwise agreed to in writing by Lessor, Owner Participant and Lessee, as provided for on such Schedule 6, except any such country that, when the pertinent sublease or other transfer begins, (1) does not maintain normal diplomatic relations with the United States, or (2) is involved in civil or internal war or military conflict, or (3) is involved in external war or military conflict that involves, or materially threatens, domestic military operations or such country’s civil order, or (4) is a country with which it would constitute a breach of Law for Lessor or Owner Participant to engage directly or indirectly in business.

Permitted Foreign Air Carrier: any air carrier that (1) is domiciled and has its principal executive offices in, and a substantial part of its commercial operations in, a Permitted Country, (2) possesses all licenses, approvals, and other authorizations necessary to conduct commercial airline operations and to operate the Aircraft under the applicable Laws of such Permitted Country and each other country or territory having any jurisdiction over or with respect to its business or operations and in which the Aircraft will be operated, and (3) at the time that the sublease or other pertinent Transfer is entered into, has not declared or effected, or announced its intention to declare or effect, any suspension or moratorium of payments or the performance of other material

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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obligations, or otherwise materially delayed or failed to make or perform any payment or other material obligation, in the conduct of its business, and is not subject (as debtor) to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding, and does not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person.

Permitted Institution: (a) any bank, trust company, insurance company, financial institution, or any other corporation, limited liability company or other legally cognizable entity, in each case with a combined capital and surplus or Net Worth of at least $50,000,000, or (b) any Affiliate of any Person described in clause (a) in respect of which such person has provided a written guarantee of the obligations assumed by such Affiliate under the Owner Participant Agreements in form and substance reasonably satisfactory to Lessee and Lessor, or (c) any trustee or other disclosed agent acting on behalf of any Person described in clause (a) or (b); provided that “Permitted Institution” shall not, without Lessee’s consent, include any person who, at the time of the subject such transaction, is (1) a commercial air carrier with flight operations that directly compete with the then-existing commercial air carrier flight operations of Lessee, or (2) is an Affiliate of a person described in the foregoing clause (1), or (3) a party then adverse to Lessee or an Affiliate of Lessee in any material litigation, arbitration or other similar proceeding, or (4) is an Affiliate of a person described in the foregoing clause (3) if, but only if, the Net Worth of such adverse party constitutes more than half of the aggregate Net Worth of all Persons within such adverse party’s group of Affiliates.

Permitted Lien: any Lien described in clauses (a) through (h) of § 6 of the Lease.

Permitted Manufacturer: Airframe Manufacturer, Engine Manufacturer, or any wholly-owned subsidiary of any of the foregoing; provided, that such Person, at the time that the sublease or other pertinent Transfer is entered into, has not declared or effected, or announced its intention to declare or effect, any suspension or moratorium of payments or the performance of other material obligations, or otherwise materially delayed or failed to make or perform any payment or other material obligation, in the conduct of its business, and is not subject (as debtor) to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding, and does not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Permitted Sublease: a sublease or sub-sublease permitted under § 7.2.7 of the Lease.

Permitted Sublessee: any Permitted Air Carrier or Permitted Manufacturer eligible to be the sublessee under a Permitted Sublease, as determined in accordance with § 7.2.7 of the Lease.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), or any plan within the meaning of Code § 4975(e)(1).

Prime Rate: the prime, base, or equivalent rate as from time to time announced by JPMorgan Chase, National Association (or its successor).

Prospective International Interest: is defined in the Convention.

PUE: a “professional user entity” as defined in the International Registry Regulations.

Related Lease: each other lease agreement (if any) between the Lessee and Owner Participant (or an Affiliate thereof), or a trustee acting on its or its Affiliate’s behalf, and each covering a Boeing 717-200 aircraft, if but only if, at the time that the Event of Default first existed that made the existence of this term relevant, the lessor or owner participant under that lease agreement is the Owner Participant (or an Affiliate thereof).

Removable Parts: defined in § D of Annex C to the Lease.

Rent: Basic Rent and Supplemental Rent.

Reorganization: defined in § 7.1.9 of the Participation Agreement.

Replacement Airframe: an airframe substituted for the Airframe pursuant to § 9 of the Lease.

Replacement Engine: an engine substituted for an Engine pursuant to § 5.3, § 7.2, § 9, or Annex B of the Lease.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Responsible Officer of a Person: (1) the President or Chief Financial Officer of such Person, (2) any other officer of such Person customarily bearing responsibility for matters relating to the transactions contemplated by the Operative Agreements, or (3) any officer of such Person specifically authorized to take responsibility for any matter relating to the transactions contemplated by the Operative Agreements.

Return Acceptance Supplement: a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to § 5 of the Lease, entered into by Lessor and Lessee, substantially in the form of Exhibit C to the Lease.

Returnable Records: defined in § 3 of Annex B to the Lease.

RRFHSA: collectively, the Fleet Support Agreement, reference H025.01.00, dated as of March 30, 2000, as amended, between the Lessee and the Engine Manufacturer, the Fleet Hour Agreement, reference H025.01.02, dated as of March 30, 2000, as amended, between the Lessee and the Engine Manufacturer or any successor agreement approved by the Lessor.

RRTCA: (a) with respect to the Lessor, the Rolls Royce Total Care Agreement, reference B080.002.000, dated as of September 16, 2005, between Lessor and Engine Manufacturer together with the Rolls Royce Total Care Agreement, reference B080.008.000, dated as of September 22, 2008, between Lessor and Engine Manufacturer and (b) with respect to any subsequent operator of the Aircraft, a total care agreement between Engine Manufacturer and such operator.

Scheduled Delivery Date: defined in Schedule 1 — Part A to the Lease.

Scheduled Expiration Date: defined in Schedule 1 — Part A to the Lease.

SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of the Securities and Exchange Commission.

Second Installment: defined in Section 3.2.3 of the Lease.

Section 1110: 11 U.S.C. § 1110 of the Bankruptcy Code, or any successor section of the federal bankruptcy Law in effect from time to time.

Securities Act: the Securities Act of 1933.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Security: a “security” as defined in § 2(1) of the Securities Act.

Security Deposit:  defined in Section 3.2.3 of the Lease.

Side Letter Agreement No. 1: that certain Side Letter Agreement No. 1 dated the date hereof between Lessor and Lessee in respect of Lessor’s and Lessee’s contribution for certain maintenance events.

SLV Date: each or any of the dates specified in Schedule 3 to the Lease.

SLV Payment Date: defined in § 9.1.2(a) of the Lease.

Special Default: (1) Lessee’s failure to pay any amount of Rent, or any amount of rent under a Related Lease, in each such case when due, (2) any Default referred to in § 13.7 of the Lease, or any similar default set forth in any Related Lease, or (3) any Event of Default.

Standard & Poor’s or S&P: Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successor and assigns and, if Standard & Poor’s Ratings Group and its successors and assigns no longer issues securities ratings, the term “Standard & Poor’s” shall include, at the option of the Lessee, any other Person that issues internationally accepted securities ratings designated by the Lessee in a written notice to the Owner Participant and reasonably acceptable to the Owner Participant and, upon the inclusion in this definition of such other Person, each reference in the Operative Documents to a rating issued by Standard & Poor’s shall be deemed automatically replaced with a reference to the comparable rating issued by such Person.

Stipulated Loss Value for the Aircraft: during the Term, the amount set forth in the column for SLV in Schedule 3 to the Lease for the pertinent SLV Date.

Successor: defined in § 7.1.9 of the Participation Agreement.

Supplemental Rent: without duplication, all amounts, liabilities, indemnities, and obligations (other than Basic Rent) that Lessee assumes or becomes obligated to pay or agrees to pay under any Operative Agreement to or on behalf of Lessor or any other Person, including the Security Deposit and the Maintenance Reserves, and any Stipulated Loss Value, and, if applicable, Make-Whole Amount, and any indemnity payments under § 9 of the Participation Agreement.

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Tax Indemnitee: (1) WFB and Owner Trustee, (2) each separate or additional trustee appointed pursuant to the Trust Agreement, (3) Owner Participant, (4) the Trust Estate, and (5) the successors, assigns, and agents of the foregoing.  For purposes of this definition, the term “Owner Participant” shall include any member of an affiliated group (within the meaning of Code § 1504) of which Owner Participant is a member at the pertinent time, if consolidated, joint, or combined returns are filed for such affiliated group for federal, state, or local income tax purposes.  If any Tax Indemnitee is Airframe Manufacturer or Engine Manufacturer, such Person shall be a Tax Indemnitee only in its capacity as Owner Participant.

Taxes: all taxes, levies, imposts, duties, fees, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or taxing authority thereof.

Term: the period for which the Aircraft is leased pursuant to § 3 of the Lease, commencing on and including the Delivery Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

Threshold Amount: defined in Schedule 1 — Part A to the Lease.

Transaction Expenses: all costs and expenses, and all fees and other charges, payable or incurred by Lessor, Owner Trustee or WFB, or by Owner Participant or Lessee, in connection with (a) the negotiation, preparation, execution, and delivery of the Operative Agreements, the Owner Trustee Agreements, and the Owner Participant Agreements, including the reasonable fees and disbursements of (1) Ray, Quinney & Nebeker (special counsel for Owner Trustee and WFB), (2) FAA Counsel, (3) Akin Gump Strauss Hauer & Feld LLP (special counsel to Lessee), and (4) Vedder Price (special counsel to Owner Participant), (b) the recording or filing of any documents, certificates, or instruments in connection with any of the Transactions or in accordance with any Operative Agreement, Owner Trustee Agreement, or any Owner Participant Agreement, including the FAA Filed Documents, the CTC Registrations, the Financing Statements and any documents, certificates or instruments filed in connection with any deregistration (other than any deregistration occurring on or prior to the Delivery Date) or reregistration of the Aircraft, or any

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termination of the Lease or any sublease, (c) any proposed or consummated sublease or other Transfer of the Aircraft, Airframe or any Engine, or any proposed or consummated termination or cancellation of the Lease or any sublease (including the cost of any appraisal conducted in connection with any such sublease, Transfer or termination), or any Event of Loss with respect to the Aircraft, Airframe or any Engine or Part, or any payment of Stipulated Loss Value or Make-Whole Amount, and any replacement of the Airframe or any Engine or Part pursuant to the Lease, (d) all consents, waivers, amendments or other agreements in connection with the Operative Agreements, the Owner Trustee Agreements or the Owner Participant Agreements or the Transactions contemplated thereby, in each case (except during the continuation of a Default) only to the extent requested by Lessee or required by or made pursuant to the terms of the Operative Agreements, the Owner Trustee Agreements or the Owner Participant Agreements (unless such requirement results from the actions of the party incurring such costs or expenses not required by or made pursuant to the Operative Agreements, the Owner Trustee Agreements or the Owner Participant Agreements), whether or not any of the same are also indemnified against by any other Person, and (e) with respect to Owner Trustee, all initial and ongoing fees, disbursements and expenses of Owner Trustee or otherwise in connection with the Trust Estate or the administration of the transactions contemplated by the Operative Agreements, the Owner Trustee Agreements and the Owner Participant Agreements, including, without limitation, the reasonable fees and disbursements of counsel for Owner Trustee.

Transactions: the transactions contemplated by the Operative Agreements, the Owner Trustee Agreements, and the Owner Participant Agreements.

Transfer: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right, or interest.

Transferee: a Person to whom Owner Participant or Owner Trustee, purports or intends to Transfer any or all of its right, title, or interest in the Trust Estate, as described in § 10.1 of the Participation Agreement.

Transportation Code: subtitle VII of title 49, United States Code, as amended and supplemented from time to time.

Trust: the trust created by the Trust Agreement.

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Trust Agreement: Trust Agreement N491HA, dated as of the Document Date, between Owner Participant and WFB.

Trust Estate: all Owner Trustee’s estate, right, title, and interest in and to the Aircraft and the Lease, including all Basic Rent and Supplemental Rent (including insurance proceeds and requisition, indemnity, or other payments of any kind for of with respect to the Aircraft).

TUE: a “transaction user entity” as defined in the International Registry Regulations.

UCC: the Uniform Commercial Code as in effect in any applicable jurisdiction.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to Section 41101 of the Federal Aviation Act, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof, and, at the time that the sublease or other pertinent Transfer is entered into, has not declared or effected, or announced its intention to declare or effect, any suspension or moratorium of payments or the performance of other material obligations, or otherwise materially delayed or failed to make or perform any payment or other material obligation, in the conduct of its business, and is not subject (as debtor) to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding, and does not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person.

U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

U.S. Person: any Person described in Code § 7701(a)(30).

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Wet Lease: any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish an aircraft to a third party under arrangements pursuant to which the aircraft (a) shall at all times be in the sole possession and control of Lessee or such Permitted Sublessee, (b) shall be operated in all respects solely by regular employees of Lessee or such Permitted Sublessee, and (c) shall in all events be maintained, insured, and otherwise used and operated in compliance with the terms and provisions of the Lease and, to the extent not inconsistent with the Lease, the subject Permitted Sublease; provided, that (i) Lessee’s obligations under this Lease (and such Permitted Sublessee’s under the subject Permitted Sublease) shall continue in full force and effect notwithstanding any such arrangement, (ii) such third party shall not have any possessory interest whatsoever in or with respect to the Aircraft, Airframe and Engines, and the rights of such third party with respect to the Aircraft, Airframe and Engines are subject and subordinate in all respects to the rights, title and interests of Lessor and Owner Participant under and in connection with the Operative Agreements, and of Lessee under and in connection with the Lease, and (iii) the term of such Wet Lease shall not extend beyond the Term of the Lease.

WFB: Wells Fargo Bank Northwest, National Association, a national banking association, not in its capacity as trustee under the Trust Agreement, but in its individual capacity.

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ANNEX A

PART 3

OTHER DEFINITIONS

1.                                      [RESERVED]

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ANNEX B

The terms defined in Annex A to Lease Agreement N491HA, when capitalized as in Annex A, have the same meanings when used in this Annex B. Annex A also contains rules of usage that control construction in this Annex B. Unless otherwise noted, section references refer to sections in this Annex B.

Part 1

DELIVERY CONDITIONS

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Part 2

RETURN CONDITIONS

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AIRCRAFT DOCUMENTS

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AIRCRAFT DOCUMENTATION RETURN RECEIPT

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AIRCRAFT DOCUMENTATION

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ANNEX C

MAINTENANCE

The terms defined in Annex A to Lease Agreement N491HA, when capitalized as in Annex A, have the same meanings when used in this Annex C. Annex A also contains rules of usage that control construction in this Annex C. Unless otherwise noted, section references refer to sections in this Annex C.

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ANNEX D

INSURANCE

The terms defined in Annex A to Lease Agreement N491HA, when capitalized as in Annex A, have the same meanings when used in this Annex D. Annex A also contains rules of usage that control construction in this Annex D. Unless otherwise noted, section references refer to sections in this Annex D.

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ANNEX E

 PART 1

CERTAIN RIGHTS AND OBLIGATIONS

The terms defined in Annex A to Lease Agreement N491HA, when capitalized as in Annex A, have the same meanings when used in this Annex E — Part 1.  Annex A also contains rules of usage that control construction in this Annex E.  Unless otherwise noted, section references refer to sections in this Annex E — Part 1.

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ANNEX E

PART 2

ADDITIONAL RIGHTS AND OBLIGATIONS

The terms defined in Annex A to Lease Agreement N491HA, when capitalized as in Annex A, have the same meanings when used in this Annex E — Part 2.  Annex A also contains rules of usage that control construction in this Annex E.  Unless otherwise noted, section references refer to sections in this Annex E — Part 2.

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